Exhibit 4.1

EXECUTION VERSION

INDENTURE

Dated as of December 4, 2012

between

MERITOR, INC.

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

____________________

7.875% CONVERTIBLE SENIOR NOTES DUE 2026

i

CROSS-REFERENCE TABLE*

TIA SECTION		INDENTURE SECTION
Section	310(a)(1)	8.10
	(a)(2)	8.10
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	8.10
	(b)	8.08; 8.10
	(c)	N.A.
Section	311(a)	8.11
	(b)	8.11
	(c)	N.A.
Section	312(a)	2.05
	(b)	12.03
	(c)	12.03
Section	313(a)	8.06
	(b)(1)	N.A.
	(b)(2)	8.06
	(c)	8.06; 12.02
	(d)	8.06
Section	314(a)	5.02; 5.04; 12.02
	(b)	N.A.
	(c)(1)	12.04(a)
	(c)(2)	12.04(a)
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.04(b)
	(f)	N.A.
Section	315(a)	8.01(b)
	(b)	8.05; 12.02
	(c)	8.01(a)
	(d)	8.01(c)
	(e)	7.11
Section	316(a) (last sentence)	2.09
	(a)(1)(A)	7.05
	(a)(1)(B)	7.04
	(a)(2)	N.A.
	(b)	7.07
	(c)	12.05
Section	317(a)(1)	7.08
	(a)(2)	7.09
	(b)	2.04
____________________

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**	N.A. means Not Applicable.

     THIS INDENTURE dated as of December 4, 2012 is between Meritor, Inc., a corporation duly organized under the laws of the State of Indiana (the “Company”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (the “Trustee”).

     In consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed by the Company and the Trustee, for the equal and proportionate benefit of all Holders of the Company’s 7.875% Convertible Senior Notes due 2026, as follows:

ARTICLE 1
Definitions and Incorporation by Reference

     Section 1.01 Definitions.

     “Additional Interest” means all amounts, if any, payable pursuant to Section 5.06(b), Section 5.06(c) and Section 7.02(b), as applicable.

     “Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Agent” means any Registrar, Paying Agent or Conversion Agent.

     “Applicable Conversion Price” means, for any Security at any time, the Principal Amount at Maturity of such Security divided by the Conversion Rate at such time, rounded to four decimal places (rounded up if the fifth decimal place thereof is 5 or more and otherwise rounded down).

     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

     “Bankruptcy Code” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

     “Bid Solicitation Agent” means the Company or an agent selected by the Company to serve as bid solicitation agent hereunder, and, initially, the Company.

     “Board of Directors” means either the board of directors of the Company or any committee of the board of directors of the Company authorized to act for it with respect to this Indenture.

     “Business Day” means each day that is not a Legal Holiday.

     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

     “Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

     “Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 3 thereof.

     “Change in Control” will be deemed to occur at such time as:

     (a) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) other than the Company, a Subsidiary of the Company or one of the Company’s employee benefits plans is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company’s Voting Stock;

     (b) the sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (but excluding any event of the type described in clause (c) of this definition);

     (c) there occurs any transaction or series of related transactions (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) in connection with which the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or Cash, other than:

     (i) any transaction pursuant to which holders of the Capital Stock of the Company immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Voting Stock of the continuing or surviving Person immediately after such transaction; or

     (ii) any transaction in which (A) at least ninety percent (90%) of the consideration (other than Cash payments for fractional shares or pursuant to statutory appraisal rights) in such transaction consists of common stock and any associated rights traded or quoted on a U.S. national securities exchange (or which will be so traded or quoted when issued or exchanged in connection with such transaction); and (B) as a result of such transaction, the Conversion Value shall be determined with respect to, and the Net Shares, if any, shall be payable in, the same type and amount of consideration that a Holder would have received in such transaction if such Holder had owned a number of shares of the Common Stock equal to the Conversion Rate (subject to the Company’s right to pay Cash to satisfy all or a portion of the Net Share Amount pursuant to Section 4.02(b)(iv)(B) or Section 4.02(b)(iv)(C) of this Indenture);

     (d) the following persons cease for any reason to constitute a majority of the Board of Directors: (i) individuals who on the first Issuance Date constituted the Company’s Board of Directors; and (ii) any new directors whose election to the Board of Directors or whose nomination for election by the Company’s shareholders was approved by at least a majority of the directors of the Company then still in office either who were directors of the Company on the first Issuance Date or whose election or nomination for election was previously so approved; or

     (e) the Company is liquidated or dissolved or holders of the Company’s Capital Stock approve any plan or proposal for the Company’s liquidation or dissolution.

     “close of business” means 5:00 p.m. (New York City time).

     “Closing Sale Price” of the Common Stock on any date means, as determined by the Company, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is listed, admitted for trading or quoted. If the Common Stock is not listed, admitted for trading or quoted on a U.S. national or regional securities exchange on the relevant date, the “Closing Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Closing Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

     “Common Stock” means the common stock of the Company, $1.00 par value, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

     “Consolidated Funded Debt” means the Funded Debt of the Company and its Restricted Subsidiaries, as consolidated and determined in accordance with generally accepted accounting principles.

     “Consolidated Net Tangible Assets” means, at any date of computation, the total amount of consolidated assets of the Company and its consolidated subsidiaries, less the sum of (a) all current liabilities, except for (i) any short-term debt, (ii) any current portion of long-term debt and (iii) any current portion of obligations under capital leases, and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (less unamortized debt premium) and other like intangibles as shown on a balance sheet of the Company and its consolidated subsidiaries prepared not more than 90 days prior to the date of computation, in all cases computed in accordance with generally accepted accounting principles.

     “Conversion Rate” means initially 83.3333 shares per $1,000 Principal Amount at Maturity of Securities, subject to adjustment as set forth herein.

     “Conversion Share Cap” means 76.8336 shares of Common Stock for each $1,000 Principal Amount at Maturity of Securities, subject to adjustment in the same manner as the Conversion Rate.

     “Conversion Value” shall have the meaning specified in Section 4.02(b); provided that for purposes of determining whether the Trading Price Condition is satisfied only, the “Conversion Value” per $1,000 Principal Amount at Maturity of Securities on a Trading Day is the product of the Closing Sale Price of the Common Stock on such Trading Day and the Conversion Rate of the Securities in effect on such Trading Day.

     “Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered which office at the date of the execution of this Indenture is located at 2 North LaSalle Street, Suite 1020 Chicago, IL 60602, Attention: Corporate Trust Administration, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

     “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under the Bankruptcy Code.

     “Default” or “default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     “Final Maturity Date” means March 1, 2026; provided, however, that if there is a Market Disruption Event during the period beginning on, and including, the 22nd Scheduled Trading Day immediately preceding March 1, 2026, to and including March 1, 2026, the Final Maturity Date will be delayed, effective as of the close of business on March 1, 2026, by one Scheduled Trading Day for each Trading Day during such period on which there was a Market Disruption Event.

     “Fundamental Change” will be deemed to occur upon the occurrence of a Change in Control or a Termination of Trading.

     “Funded Debt” of any corporation means, at any date of computation, all indebtedness for money borrowed by such corporation which by its terms matures more than 12 months after such date or which is extendible or renewable at the option of the obligor on such indebtedness to a time more than 12 months after such date; provided, however, that (i) Funded Debt shall include all obligations in respect of lease rentals which, under generally accepted accounting principles, appear on a balance sheet of the obligor as a liability item other than a current liability, (ii) in the case of the Company, Funded Debt shall not include Subordinated Debt and (iii) outstanding preferred stock of a Restricted Subsidiary that is not owned by the Company or a Wholly-owned Restricted Subsidiary shall be deemed to constitute a principal amount of Funded Debt equal to the par value or involuntary liquidation value, whichever amount is higher, of such preferred stock.

     “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     “Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 3 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

     “Guarantee” means the Subsidiary Guaranty dated as of December 4, 2012 provided by each of the Guarantors with respect to the obligations of the Company under this Indenture, a form of which is attached hereto as Exhibit C.

     “Guarantors” means, Arvin International Holdings, LLC, Arvin Replacement Products Finance LLC, Arvin Technologies, Inc., ArvinMeritor Assembly, LLC, ArvinMeritor Brake Holdings, LLC, ArvinMeritor Filters Holding Co., LLC, ArvinMeritor Filters Operating Co., LLC, ArvinMeritor Holdings Mexico, LLC, ArvinMeritor Holdings, LLC, ArvinMeritor Investments, LLC, ArvinMeritor OE, LLC, ArvinMeritor Technology, LLC, ArvinMeritor, Inc., AVM, Inc., Euclid Industries, LLC, Gabriel Europe, Inc., Maremont Corporation, Maremont Exhaust Products, Inc., Meritor Aftermarket USA, LLC, Meritor Heavy Vehicle Braking Systems (U.S.A.), LLC, Meritor Heavy Vehicle Systems (Singapore) Pte., Ltd., Meritor Heavy Vehicle Systems (Venezuela), Inc., Meritor Heavy Vehicle Systems, LLC, Meritor Management Corp., Meritor Technology, LLC, Meritor Transmission Corporation, Meritor, Inc. (a Nevada corporation), Arvinmeritor Sweden AB, ArvinMeritor Limited, Arvin Cayman Islands, Ltd, Meritor Cayman Islands, Ltd., Arvin European Holdings (UK) Limited, Meritor Luxembourg S.A.R.L., Meritor Holdings Netherlands B.V., Arvin Holdings Netherlands B.V., Meritor Netherlands B.V. and any additional Subsidiaries that become parties to the Guarantee by executing a supplement thereto in the form attached thereto as Annex I. “Guarantor” means each of the Guarantors.

     “Holder” or “Securityholder” means the person in whose name a Security is registered on the Primary Registrar’s books.

     “Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

     “Initial Principal Amount” means, with respect to each Security, $900.

     “Initial Purchasers” means BNP Paribas Securities Corp., UBS Securities LLC, J.P. Morgan Securities LLC and RBS Securities Inc.

     “Interest Payment Date” has the meaning specified in Paragraph 1 of the Security.

     “Issuance Date” means, for any Security, the date on which such Security or any predecessor Security is first authenticated and issued.

     “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open.

     “Make-Whole Fundamental Change” a Fundamental Change, as described under clause (b) or (c) of the definition of Change in Control (in the case of clause (c), without regard to the exception set forth in sub-clause (i) of clause (c) of the definition of Change in Control relating to entitlement to exercise 50% or more of the total voting power of the surviving or continuing corporation’s Voting Stock).

     “Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

     “Officer” means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary or any Assistant Controller, Assistant Treasurer or Assistant Secretary of the Company.

     “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

     “open of business” means 9:00 a.m. (New York City time).

     “Opinion of Counsel” means a written opinion from legal counsel experienced in such matters as are covered by the opinion. The counsel may be an employee of, or counsel to, the Company.

     “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     “Principal Amount at Maturity” means, with respect to any Security, the principal sum that the Company must pay on the Final Maturity Date, as set forth on the face of such Security.

     “Principal Property” means any real property (including buildings and other improvements) of the Company or any Restricted Subsidiary whether currently owned or hereafter acquired (other than any property hereafter acquired for the control or abatement of atmospheric pollutants or contaminants or water, noise, odor or other pollution, or for purposes of developing a cogeneration facility or a small power production facility as such terms are defined in the Public Utility Regulatory Policies Act of 1978, as amended) which (i) has, at any date of determination, a book value in excess of 2.5% of Consolidated Net Tangible Assets and (ii) in the opinion of the Board of Directors is of material importance to the total business conducted by the Company and its Restricted Subsidiaries as a whole.

     “Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

     “Redemption Price” when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture, as set forth in Paragraph 5 of the Security.

     “Regular Record Date” has the meaning specified in Paragraph 1 of the Security.

     “Relevant Average Price Per Share” means the average of the VWAP per share of the Common Stock on each Trading Day during the Twenty Day Averaging Period (appropriately adjusted to take into account the occurrence during such Twenty Day Averaging Period of stock splits and similar events).

     “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     “Rule 144” means Rule 144 promulgated under the Securities Act, as such Rule may be amended and in effect from time to time, or any successor to such Rule.

     “Rule 144A” means Rule 144A promulgated under the Securities Act, as such Rule may be amended and in effect from time to time, or any successor to such Rule.

     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading; provided that if the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

     “SEC” means the Securities and Exchange Commission.

     “Secured Debt” means indebtedness for money borrowed by the Company or a Restricted Subsidiary (other than indebtedness owed by a Restricted Subsidiary to the Company, by a Restricted Subsidiary to another Restricted Subsidiary or by the Company to a Restricted Subsidiary), which is secured by (a) a mortgage or other lien on any Principal Property of the Company or a Restricted Subsidiary, or (b) a pledge, lien or other security interest on any shares of stock or indebtedness of a Restricted Subsidiary. The amount of Secured Debt at any time outstanding shall be the amount then owing thereon by the Company or a Restricted Subsidiary.

     “Securities” means the 7.875% Convertible Senior Notes due 2026 or any of them (each $1,000 Principal Amount at Maturity of such Securities, a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     “Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

     “Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 2.16.

     “Subordinated Debt” means any unsecured indebtedness of the Company which: (1) has a final maturity subsequent to the Final Maturity Date; (2) does not provide for mandatory payment or retirement prior to said date, whether by means of serial maturities or sinking fund or other analogous provisions or plan, fixed or contingent, requiring, or which on the happening of a contingency may require, the payment or retirement of such indebtedness in amounts which as of any particular time would aggregate more than such portion of the original principal amount thereof as is obtained by multiplying such original principal amount by a fraction the numerator of which shall be the number of months elapsed from the date of creation of such indebtedness to such time and the denominator of which shall be the number of months from the date of creation thereof to the final maturity thereof; and (3) is expressly made subordinate and junior in right of payment to the Securities and such other indebtedness of the Company (except other Subordinated Debt) as may be specified in the instruments evidencing the Subordinated Debt or the indenture or other similar instrument under which it is issued (which indenture or other instrument shall be binding on all holders of such Subordinated Debt).

     “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

     “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 10.03, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

     “Termination of Trading” shall be deemed to occur if, after the date hereof, the Common Stock (or other common stock with respect to which the Conversion Value of the Securities is then determined) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

     “Trading Day” means a day on which trading in the Common Stock (or other security for which a Closing Sale Price must be determined) generally occurs on The New York Stock Exchange or, if the Common Stock (or such other security) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then listed or admitted for trading; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

     “Trading Price” of the Securities on any day means the average secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 Principal Amount at Maturity of the Securities at approximately 4:00 p.m., New York City time, on such day from three independent nationally recognized securities dealers that the Company selects. However, if the Bid Solicitation Agent can reasonably obtain only two such bids, then the average of the two bids will be instead used, and if the Bid Solicitation Agent can reasonably obtain only one such bid, then that one bid will be used. If on a given day (a) the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 Principal Amount at Maturity of the Securities from one of the independent nationally recognized securities dealers, or (b) in the reasonable, good faith judgment of the Chief Financial Officer of the Company, the bid quotation or quotations that the Bid Solicitation Agent has obtained are not indicative of the secondary market value of the Securities; then the “Trading Price” per $1,000 Principal Amount at Maturity of the Securities shall be deemed to be equal to 97% of the product of the Closing Sale Price of the Common Stock on that day and the Conversion Rate then in effect.

     The Bid Solicitation Agent (if other than the Company) will have no obligation to determine the Trading Price of the Securities unless the Company has requested it to do so, and the Company will have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company will have no obligation to determine the Trading Price) unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 Principal Amount at Maturity of the Securities would be equal to or less than 97% of the Conversion Value of the Securities. At such time, the Company will instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company will determine the Trading Price of the Securities for each of the next five Trading Days and on each following Trading Day until the Trading Price Condition is no longer satisfied. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not so instruct the Bid Solicitation Agent to obtain bids, or the Company gives such instruction to the Bid Solicitation Agent, and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination, then, in either case, the “Trading Price” per $1,000 Principal Amount at Maturity of the Securities shall be deemed to be equal to 97% of the product of the Closing Sale Price of the Common Stock on that day and the Conversion Rate then in effect.

     “Transfer Restricted Global Security” means a Global Security that is a Transfer Restricted Security.

     “Transfer Restricted Security” means a Security required to bear the restricted legend set forth in the form of Security set forth in Exhibit A of this Indenture.

     “Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

     “Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office who shall have direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

     “Twenty Day Averaging Period” means, with respect to any conversion of Securities, each of the twenty consecutive Trading Days beginning on and including:

     (a) if the relevant Conversion Date occurs prior to the 22nd Scheduled Trading Day immediately preceding the Final Maturity Date, the third Trading Day immediately following the relevant Conversion Date; and

     (b) if the relevant Conversion Date occurs on or after the 22nd Scheduled Trading Day immediately preceding the Final Maturity Date, the 22nd Scheduled Trading Day immediately preceding the Final Maturity Date, provided that such period may be extended by no more than one Scheduled Trading Day for each Trading Day during such twenty consecutive Trading Day period on which there is a Market Disruption Event prior to the Final Maturity Date.

     “Unrestricted Subsidiary” means (a) any Subsidiary which, in accordance with the provisions of this Indenture, has been designated by the Company as an Unrestricted Subsidiary, unless and until such Subsidiary shall, in accordance with the provisions of this Indenture, be designated by the Company as a Restricted Subsidiary; and (b) any corporation of which any one or more Unrestricted Subsidiaries directly or indirectly own outstanding shares of capital stock having voting power sufficient to elect, under ordinary circumstances (not dependent upon the happening of a contingency), a majority of the directors.

     “Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

     “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     “VWAP” per share of the Common Stock on any Trading Day shall be the volume weighted average price on The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, on the principal exchange or over-the-counter market on which the Common Stock is then listed or traded, from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day as displayed under the heading “Bloomberg VWAP” on Bloomberg Page “MTOR <Equity> AQR” (or any successor thereto), or if such volume weighted average price is not available, then the “VWAP” will be the market value per share of the Common Stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. The “VWAP” shall be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

     “Wholly-owned Restricted Subsidiary” means a Restricted Subsidiary all of the outstanding Capital Stock of which, other than directors’ qualifying shares, and all of the Funded Debt of which, shall at the time be owned by the Company or by one or more Wholly-owned Restricted Subsidiaries, or by the Company in conjunction with one or more Wholly-owned Restricted Subsidiaries.

     Section 1.02 Other Definitions.

Term	Defined in Section
Accreted Principal Amount	2.15
Agent Members	2.01(b)
Aggregate Amount	4.03(f)
Company Order	2.02
Conversion Agent	2.03
Conversion Date	4.02(a)
Conversion Notice	4.02(a)
Conversion Obligation	4.01
Current Market Price	4.03(g)
DTC	2.01(a)
Defaulted Interest	2.16(a)
Depositary	2.01(a)
Determination Date	4.02(b)(vi)
distributed assets	4.03(d)

Term	Defined in Section
Effective Date	4.13(b)
Event of Default	7.01
Ex-Dividend Date	4.03(g)
Expiration Date	4.03(f)
Expiration Time	4.03(f)
Fair Market Value	4.03(g)
Fundamental Change Company Notice	3.09(a)(ii)
Fundamental Change Purchase Date	3.09(a)(i)
Fundamental Change Purchase Notice	3.09(a)(ii)
Fundamental Change Purchase Price	3.09(a)(i)
Fundamental Change Purchase Right	3.09(a)(i)
Legend	2.12(a)
Net Shares	4.02(b)(ii)(B)
Net Share Amount	4.02(b)(ii)(B)
Note Measurement Period	4.01(a)(ii)
Notice of Default	7.01
Paying Agent	2.03
Primary Registrar	2.03
Principal Return	4.02(b)(ii)(A)
Purchase Date	3.08(a)(i)
Purchase Notice	3.08(a)(ii)
Purchase Offer	3.08(a)(ii)
Purchase Price	3.08(a)(i)
Purchased Shares	4.03(f)
Record Date	4.03(g)
Reference Period	4.03(d)
Reference Property	4.04
Registrar	2.03
Sale and Lease-Back Transaction	5.09
Specified Cash Amount	4.02(b)(iii)
Specified Transaction	4.04
Spin-Off	4.03(d)
Stock Price	4.13(b)
Trading Price Condition	4.01(a)(ii)
Trigger Event	4.03(d)
value	5.09

     Section 1.03 References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Security in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 5.06(b), Section 5.06(c) and Section 7.02(b). Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

     Section 1.04 Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

     (a) “indenture securities” means the Securities;

     (b) “indenture security holder” means a Securityholder;

     (c) “indenture to be qualified” means this Indenture;

     (d) “indenture trustee” or “institutional trustee” means the Trustee; and

     (e) “obligor” on the indenture securities means the Company or any other obligor on the Securities.

     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

     Section 1.05 Rules of Construction. Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) words in the singular include the plural, and words in the plural include the singular;

     (d) provisions apply to successive events and transactions;

     (e) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

     (f) the masculine gender includes the feminine and the neuter;

     (g) references to agreements and other instruments include subsequent amendments thereto; and

     (h) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2
The Securities

     Section 2.01 Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a purchase agreement, dated November 28, 2012, between the Company and the Initial Purchasers, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

     (a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount at Maturity of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

     (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any adjustment of the aggregate Principal Amount at Maturity of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear a legend substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

     Section 2.02 Execution and Authentication. An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate Principal Amount at Maturity of $250,000,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate Principal Amount at Maturity of Securities outstanding at any time may not exceed $250,000,000 except as provided in Section 2.07.

     The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 Principal Amount at Maturity and any integral multiple thereof.

     Section 2.03 Registrar, Paying Agent and Conversion Agent. The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in The Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 5.01 and Article 9).

     The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in The Borough of Manhattan, The City of New York (located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration), one such office or agency of the Company for each of the aforesaid purposes.

     Section 2.04 Paying Agent to Hold Money in Trust. Prior to 1:00 p.m., New York City time, on each date on which the Principal Amount at Maturity or Accreted Principal Amount, as applicable, of or interest, if any, on any Securities is due and payable, the Company shall deposit with a Paying Agent a sum sufficient to pay such Principal Amount at Maturity or Accreted Principal Amount, as applicable, or interest, if any, so becoming due. A Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of the Principal Amount at Maturity or Accreted Principal Amount, as applicable, of or interest, if any, on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 1:00 p.m., New York City time, on each date on which a payment of the Principal Amount at Maturity or Accreted Principal Amount, as applicable, of or interest on any Securities is due and payable, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

     Section 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     Section 2.06 Transfer and Exchange. Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal Principal Amount at Maturity of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate Principal Amount at Maturity at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, Section 2.12, Section 3.06, Section 3.08(d), Section 4.02(e) or Section 10.05 not involving any transfer.

     Neither the Company, any Registrar nor the Trustee shall be required to (a) register the transfer of or exchange any Security for a period of 15 days before selecting Securities to be redeemed; (b) register the transfer of or exchange any Security during the period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities selected for redemption and ending at 5:00 p.m. New York City time on the day of the mailing; or (c) register the transfer of or exchange any Security that has been selected for redemption or for which the Holder has delivered, and not validly withdrawn, a Purchase Notice or Fundamental Change Purchase Notice, except, in the case of a partial redemption or purchase, that portion of the Securities not being redeemed or purchased.

     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

     Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

     Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Section 2.07 Replacement Securities. If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount at Maturity, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

     Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

     Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 2.08 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 4, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

     If a Paying Agent holds at 1:00 p.m., New York City time, on the Final Maturity Date Cash sufficient to pay the Principal Amount at Maturity of the Securities payable on that date, then on and after the Final Maturity Date, such Securities shall cease to be outstanding.

     Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     Section 2.09 Treasury Securities.

     (a) In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

     (b) Any Securities or shares of Common Stock issued upon the conversion of Securities that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities or shares of Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

     Section 2.10 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

     Section 2.11 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, conversion or cancellation and upon written request of the Company shall deliver the canceled Securities to the Company.

     Section 2.12 Legend, Additional Transfer and Exchange Requirements.

     (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached hereto as Exhibit A (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which, in the case of any transfer pursuant to Rule 144 or any other available exemption from registration under the Securities Act, shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence if requested, or (ii) written notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend.

     (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided, that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

     (c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend other than a Restricted Global Security. Whenever any Transfer Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

     (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested, an Opinion of Counsel reasonably acceptable to the Company and the Trustee, addressed to the Company and the Trustee and in form acceptable to the Company and the Trustee, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision and applicable state securities laws), be exchanged for a new Security, of like tenor and aggregate Principal Amount at Maturity, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

     (e) As used in the preceding two paragraphs of this Section 2.12, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

     (f) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:

     (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided, that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided, that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

     (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully-registered book-entry form, without interest coupons, shall have an aggregate Principal Amount at Maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount at Maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

     (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

     (v) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

     Section 2.13 CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or purchase as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

     Section 2.14 Regular Interest. Subject to Section 5.06(b), Section 5.06(c) and Section 7.02(b), interest will accrue on the Principal Amount at Maturity of the Securities at the rate of 7.875 % per year from and including December 4, 2012 or from and including the last date in respect of which interest has been paid or provided for, as the case may be, to but excluding the next Interest Payment Date. Interest will be payable in Cash in arrears on June 1 and December 1 of each year, beginning June 1, 2013, to the Holder of record at the close of business on the Regular Record Date preceding such Interest Payment Date and on the Final Maturity Date to the Holder that presents the Security for payment.

     Section 2.15 Accretion of Principal Amount. (a) Following December 4, 2012, the principal amount of the Securities shall increase daily at a rate that provides Holders with an aggregate annual yield to December 1, 2020 of 1.3227% (computed on a semi-annual bond equivalent yield basis), until the principal amount of each Security equals $1,000 on December 1, 2020. The principal amount of the Securities shall not increase after December 1, 2020. The “Accreted Principal Amount” of any Security shall be the Initial Principal Amount on December 4, 2012, the principal amount as adjusted upwards for accretion at any time after December 4, 2012 and prior to December 1, 2020 and $1,000 on and after December 1, 2020.

     (a) The following table sets forth the Accreted Principal Amounts of the Securities during the period from December 4, 2012 through December 1, 2020:

Accretion Date	Accreted Principal Amount
December 4, 2012	$900.00
June 1, 2013	$905.85
December 1, 2013	$911.84
June 1, 2014	$917.87
December 1, 2014	$923.95
June 1, 2015	$930.06
December 1, 2015	$936.21
June 1, 2016	$942.40
December 1, 2016	$948.63
June 1, 2017	$954.91
December 1, 2017	$961.22
June 1, 2018	$967.58
December 1, 2018	$973.98
June 1, 2019	$980.42
December 1, 2019	$986.90
June 1, 2020	$993.43
December 1, 2020	$1,000.00

     The Accreted Principal Amount of a Security between the dates listed above shall include an amount reflecting the additional principal accretion that has accrued as of such date since the immediately preceding date in the table.

     Section 2.16 Defaulted Interest. (a) Any interest (including Additional Interest) on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (b) of this Section 2.16.

     (b) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security, the date of the proposed payment and the Special Record Date, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. The Special Record Date for the payment of such Defaulted Interest shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder’s address as it appears in the register referred to in Section 2.03, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date.

     (c) Subject to the foregoing and following provisions of this Article 2, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest (if any) accrued and unpaid, and to accrue, which were carried by such other Security.

ARTICLE 3
Redemption and Purchases

     Section 3.01 Right to Redeem; Notice to Trustee. No sinking fund is provided for the Securities. The Securities shall not be redeemable by the Company prior to December 1, 2020. The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after December 1, 2020, at the Redemption Price in Cash specified in Paragraph 5 of the form of Security attached hereto as Exhibit A, together with accrued and unpaid interest, if any (including Additional Interest, if any), up to, but excluding, the Redemption Date. However, if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest, if any (including Additional Interest, if any), due on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date.

     If the Company elects to redeem Securities pursuant to this Section 3.01 and Paragraph 5 of the Securities, it shall notify the Trustee in writing at least 45 days prior to the Redemption Date, as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), of the Redemption Date and the Principal Amount at Maturity of Securities to be redeemed.

     Section 3.02 Selection of Securities to Be Redeemed. If the Securities are held in book-entry form and fewer than all of the outstanding Securities are to be redeemed, the Securities shall be redeemed in accordance with the procedures of the Depositary. If the Securities are not held in book-entry form and fewer than all of the outstanding Securities are to be redeemed, the Trustee shall, at least 30 days but not more than 60 days prior to the Redemption Date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption, by lot, on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate. Securities in denominations of $1,000 Principal Amount at Maturity may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 Principal Amount at Maturity or any integral multiple thereof) of the Principal Amount at Maturity of Securities that have denominations larger than $1,000 Principal Amount at Maturity. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be taken from the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

     Section 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed at such Holder’s address as it appears on the Primary Registrar’s books.

     The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

     (a) the Redemption Date;

     (b) the Redemption Price;

     (c) the then-current Conversion Rate;

     (d) the name and address of each Paying Agent and Conversion Agent;

     (e) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

     (f) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in Paragraph 8 of the Securities;

     (g) that, unless the Company defaults in making the payment of the Redemption Price, interest on Securities called for redemption shall cease accruing on and after the Redemption Date and subject to the provisions of Section 3.01 and Section 3.04, the only remaining right of the Holder shall be to receive payment of the Redemption Price upon presentation and surrender to a Paying Agent of the Securities; and

     (h) if any Security is being redeemed in part, the portion of the Principal Amount at Maturity of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate Principal Amount at Maturity equal to the unredeemed portion thereof will be issued.

     If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company’s written request, which request shall (i) be irrevocable once given and (ii) set forth all relevant information required by clauses (a) through (h) of the preceding paragraph, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.

     Section 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid in Cash at the Redemption Price. However, if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest, if any (including Additional Interest, if any), due on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. The Company shall make at least 16 semi-annual interest payments (including the interest payment on December 1, 2020) on the Securities before it can redeem the Securities pursuant to this Article 3.

     Section 3.05 Deposit of Redemption Price. Prior to 12:00 p.m. (noon), New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

     If a Paying Agent holds on a Redemption Date Cash sufficient to pay the Redemption Price payable on that date, then on and after such Redemption Date, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest (if any) on them shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

     Section 3.06 Securities Redeemed in Part. Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without charge, a new Security or Securities of authorized denominations as requested by such Holder in aggregate Principal Amount at Maturity equal to the unredeemed portion of the Security surrendered.

     Section 3.07 No Redemption of Securities Upon Occurrence of Acceleration. Notwithstanding anything herein to the contrary, the Company will not redeem any Securities on any date if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded on or prior to the Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Securities).

     Section 3.08 Purchase of Securities at the Option of Holders. (a) Optional Put. (i) Securities shall be purchased by the Company, at the option of the Holder thereof, on December 1, 2020 (the “Purchase Date”), at a purchase price in Cash equal to 100% of the Principal Amount at Maturity of the Securities to be purchased plus accrued and unpaid interest, if any (including Additional Interest, if any), to, but excluding, the Purchase Date (the “Purchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.08(a)(iii), provided, however, that any such accrued and unpaid interest, if any (including Additional Interest, if any), will be paid not to the Holder submitting the Security for purchase on the Purchase Date but instead to the Holder of record at the close of business on the corresponding Regular Record Date.

     (ii) No later than 20 Business Days prior to the Purchase Date, the Company shall mail a written notice of the purchase right under Section 3.08(a)(i) (a “Purchase Offer”) by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of notice to be completed by the Holder and returned to the Company in the event that the Holder elects such right to such purchase (the “Purchase Notice”) and shall briefly state, as applicable:

     (A) the date by which the Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the purchase right;

     (B) the Purchase Date;

     (C) the Purchase Price

     (D) the name and address of the Paying Agent and the Conversion Agent;

     (E) the Conversion Rate;

     (F) that the Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 4 only if the Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

     (G) that the Securities must be surrendered to the Paying Agent to collect payment;

     (H) that the Purchase Price for any Security as to which a Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security;

     (I) the procedures the Holder must follow to exercise its put right under this Section 3.08(a);

     (J) the conversion rights, if any, of the Securities;

     (K) the procedures for withdrawing a Purchase Notice;

     (L) that, unless the Company defaults in making payment of such Purchase Price, interest, if any (including Additional Interest, if any), on Securities surrendered for purchase by the Company will cease to accrue on and after the Purchase Date; and

     (M) the CUSIP number(s) of the Securities.

     At the Company’s request, the Trustee shall give the Purchase Offer in the Company’s name and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Purchase Offer must be given to the Holder in accordance with this Section 3.08(a)(ii); provided, further, that the text of the Purchase Offer shall be prepared by the Company.

     (iii) A Holder may exercise its right specified in Section 3.08(a)(i) upon delivery of a properly completed Purchase Notice to the Paying Agent at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding the Purchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date, stating:

     (A) the certificate number (if in certificated form) of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued;

     (B) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be in Principal Amounts at Maturity of $1,000 or an integral multiple of $1,000 Principal Amount at Maturity; and

     (C) that such Security shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

     The book-entry transfer or delivery of such Security to the Paying Agent with, or at any time after delivery of, the Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.08(a) only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this Section 3.08(a), a portion of a Security, so long as the Principal Amount at Maturity of such portion is $1,000 Principal Amount at Maturity or an integral multiple of $1,000 Principal Amount at Maturity. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.08(a)(iii) shall have the right to withdraw such Purchase Notice at any applicable time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.08(b).

     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     (b) Effect of Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice specified in Section 3.08(a)(iii), the Holder of the Security in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Purchase Price with respect to such Security. Such Purchase Price shall be paid to such Holder, subject to receipt of Cash by the Paying Agent, on the later of (1) the Purchase Date with respect to such Security (provided the conditions in Section 3.08(a)(iii) have been satisfied) and (2) the time of book-entry transfer or delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08(a)(iii). Securities in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 4 on or after the date of the delivery of such Purchase Notice unless such Purchase Notice has first been validly withdrawn as specified in the following paragraph.

     A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date, specifying:

     (i) the Holder’s name and an election to withdraw such Purchase Notice;

     (ii) the certificate number (if in certificated form) or the appropriate Depositary procedures, if applicable, of the Security in respect of which such notice of withdrawal is being submitted;

     (iii) the Principal Amount at Maturity of the Security (which must be in an integral multiple of $1,000 Principal Amount at Maturity) with respect to which such notice of withdrawal is being submitted; and

     (iv) the Principal Amount at Maturity (which must be in an integral multiple of $1,000 Principal Amount at Maturity), if any, of such Security which remains subject to the original Purchase Notice and which has been or will be delivered for purchase by the Company.

     (c) Deposit of Purchase Price. Prior to 12:00 p.m. (noon), New York City time, on the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of Cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price of all the Securities or portions thereof which are to be purchased on the Purchase Date.

     If the Paying Agent (other than the Company or an Affiliate of the Company) holds, in accordance with the terms hereof, at 1:00 p.m., New York City time, on the Purchase Date, Cash sufficient to pay the Purchase Price of any Securities for which a Purchase Notice has been tendered and not withdrawn pursuant to Section 3.08(b), then, on and after the Purchase Date, such Securities will cease to be outstanding and interest, if any (including Additional Interest, if any), on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Purchase Price upon delivery of such Securities, together with any necessary endorsement) and the purchased Securities shall be cancelled.

     (d) Securities Purchased in Part. Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Security so surrendered which is not purchased.

     (e) Covenant to Comply with Securities Laws upon Purchase of Securities. When complying with the provisions of Section 3.08(a) hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

     (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;

     (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, as applicable; and

     (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.08 to be exercised in the time and in the manner specified therein.

     To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.08, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 3.08.

     (f) Repayment to the Company. The Paying Agent shall return to the Company any Cash that remains unclaimed for two years, together with interest, if any, thereon, held by it for the payment of the Purchase Price; provided, however, to the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.08(c) exceeds the aggregate Purchase Price of the Securities or portions thereof which the Company is obligated to purchase on the Purchase Date, then, promptly after the Purchase Date, the Paying Agent shall return any such excess to the Company.

     (g) No Purchase Upon Acceleration. Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.08 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Purchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Purchase Price with respect to such Securities).

     Section 3.09 Purchase of Securities at Option of the Holder Upon Fundamental Change. (a) Fundamental Change Put. (i) General. In the event any Fundamental Change shall occur, each Holder of Securities shall have the right (the “Fundamental Change Purchase Right”), at such Holder’s option, to require the Company to purchase all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in Principal Amount at Maturity), on a date selected by the Company (the “Fundamental Change Purchase Date”), which Fundamental Change Purchase Date shall be no later than forty (40) Scheduled Trading Days, and no earlier than twenty-five (25) Scheduled Trading Days, after the date the Fundamental Change Company Notice is mailed in accordance with Section 3.09(a)(ii), at a price, payable in Cash equal to 100% of the Principal Amount at Maturity of the Securities (or portions thereof) to be so purchased, plus accrued and unpaid interest, if any (including Additional Interest, if any), to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if a Fundamental Change Purchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid interest, if any (including Additional Interest, if any), on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date, which may or may not be the same Person to whom the Company will pay the Fundamental Change Purchase Price, and the Fundamental Change Purchase Price will be 100% of the Principal Amount at Maturity of the Securities purchased.

     (ii) Notice of Fundamental Change. No later than five Business Days after the occurrence of a Fundamental Change the Company shall mail a written notice of such occurrence (the “Fundamental Change Company Notice”) by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law), shall publish such Fundamental Change Company Notice on the Company’s website and shall publicly announce the occurrence of such Fundamental Change through a reputable newswire service. The notice shall include a form of notice to be completed by the Holder in the event the Holder elects such right to purchase pursuant to this Section 3.09 (the “Fundamental Change Purchase Notice”) and shall briefly state, as applicable:

     (A) the events causing a Fundamental Change and the date of such Fundamental Change;

     (B) that the Holder has a right to require the Company to purchase the Holder’s Securities;

     (C) the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change Purchase Right;

     (D) the Fundamental Change Purchase Date;

     (E) the Fundamental Change Purchase Price;

     (F) the name and address of the Paying Agent and the Conversion Agent;

     (G) the Conversion Rate applicable on the date of the Fundamental Change Company Notice and any adjustments to the Conversion Rate that will result from the Fundamental Change;

     (H) that the Securities as to which a Fundamental Change Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 4 only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

     (I) that the Securities must be surrendered to the Paying Agent to collect payment;

     (J) that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid on the later of the Fundamental Change Purchase Date and the time of surrender of such Security with the necessary endorsements;

     (K) the procedures the Holder must follow to exercise its put right under this Section 3.09(a);

     (L) the conversion rights, if any, of the Securities;

     (M) the procedures for withdrawing a Fundamental Change Purchase Notice;

     (N) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest, if any (including Additional Interest, if any), on Securities surrendered for purchase by the Company will cease to accrue on and after the Fundamental Change Purchase Date; and

     (O) the CUSIP number(s) of the Securities.

     At the Company’s request, the Trustee shall give the Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided, however, the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 3.09(a)(ii); provided, further, that the text of the Fundamental Change Company Notice shall be prepared by the Company.

     (iii) Fundamental Change Purchase Notice. A Holder may exercise its right specified in Section 3.09(a)(i) upon delivery of a properly completed Fundamental Change Purchase Notice to the Paying Agent at any time from the opening of business on the date of the Fundamental Change Company Notice until 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, stating:

     (A) the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued;

     (B) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple of $1,000 Principal Amount at Maturity; and

     (C) that such Security shall be purchased on the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

     The book-entry transfer or delivery of such Security to the Paying Agent with, or at any time after delivery of, the Fundamental Change Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.09(a) only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this Section 3.09(a), a portion of a Security, so long as the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000 Principal Amount at Maturity. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.09(a)(iii) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09(b).

     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

     (b) Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.09(a)(iii), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of Cash by the Paying Agent from the Company, on the later of (1) the Fundamental Change Purchase Date with respect to such Security (provided the conditions in Section 3.09(a)(iii) have been satisfied) and (2) the time of book-entry transfer or delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.09(a)(iii). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 4 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following paragraph.

     A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Purchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

     (i) the Holder’s name and election to withdraw such Fundamental Change Purchase Notice;

     (ii) the Principal Amount at Maturity of the Security (which must be in an integral multiple of $1,000 Principal Amount at Maturity) with respect to which such notice of withdrawal is being submitted;

     (iii) the certificate number (if in certificated form) or the appropriate Depository procedures, if applicable, of the Security in respect of which such notice of withdrawal is being submitted; and

     (iv) the Principal Amount at Maturity (which must be in an integral multiple of $1,000 Principal Amount at Maturity), if any, of such Security which remains subject to the original Fundamental Change Purchase Notice and which has been or will be delivered for purchase by the Company.

     (c) Deposit of Fundamental Change Purchase Price. Prior to 12:00 p.m. (noon), New York City time, on the applicable Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of Cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof which are to be purchased on such Fundamental Change Purchase Date.

     If the Paying Agent holds, in accordance with the terms hereof, at 12:00 p.m. (noon), New York City time, on the applicable Fundamental Change Purchase Date, Cash sufficient to pay the Fundamental Change Purchase Price of any Securities for which a Fundamental Change Purchase Notice has been tendered and not withdrawn pursuant to Section 3.09(b), then, on and after such Fundamental Change Purchase Date, such Securities shall cease to be outstanding and interest, if any (including Additional Interest, if any), on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of such Securities, together with necessary endorsements) and the purchased Securities will be cancelled.

     (d) Securities Purchased in Part. Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Security so surrendered which is not purchased.

     (e) Covenant to Comply With Securities Laws upon Purchase of Securities. When complying with the provisions of Section 3.09(a) hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

     (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;

     (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, as applicable; and

     (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Section 3.09 to be exercised in the time and in the manner specified therein.

     To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.09, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 3.09.

     (f) Repayment to the Company. The Paying Agent shall return to the Company any Cash that remains unclaimed for two years, together with interest, if any, thereon, held by it for the payment of the Fundamental Change Purchase Price; provided, however, to the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.09(c) exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date then, promptly after the Fundamental Change Purchase Date, the Paying Agent shall return any such excess to the Company.

     (g) No Purchase of the Securities Upon Occurrence of Acceleration. Notwithstanding anything herein to the contrary, no Securities may be purchased by the Company at the option of the Holders upon a Fundamental Change if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Securities).

ARTICLE 4
Conversion

     Section 4.01 Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 4, a Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 Principal Amount at Maturity or an integral multiple of $1,000 Principal Amount at Maturity) of such Security into the consideration described in Section 4.02(b) (the “Conversion Obligation”), only as follows:

     (i) prior to June 1, 2025, or earlier redemption or purchase, during any calendar quarter (and only during that calendar quarter) after the calendar quarter ending December 31, 2012, if the Closing Sale Price of the Common Stock for each of 20 or more Trading Days (whether or not consecutive) in the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds 120% of the Applicable Conversion Price in effect on the last Trading Day of such immediately preceding calendar quarter. The Chief Financial Officer of the Company will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during that 30 consecutive Trading Day period;

     (ii) prior to June 1, 2025, or earlier redemption or purchase, during the five Business Day period after any five consecutive Trading Day period (the “Note Measurement Period”) in which the Trading Price per $1,000 Principal Amount at Maturity of Securities for each Trading Day in such Note Measurement Period, as determined following a request by a Holder of Securities, was equal to or less than 97% of the Conversion Value on each such Trading Day during such Note Measurement Period (the “Trading Price Condition”);

     (iii) prior to June 1, 2025, if the Securities have been called for redemption, at any time on or after the date on which a notice of redemption referred to in Section 3.03 of this Indenture has been given until the close of business on the Business Day immediately preceding the Redemption Date; and

     (iv) at any time on or after June 1, 2025 and prior to the close of business on the Business Day immediately preceding the Final Maturity Date.

     (b) In addition, if, prior to June 1, 2025, the Company distributes to all holders of the Common Stock:

     (i) rights, warrants or options entitling such holders, for a period expiring within 60 days of the Record Date for such distribution, to purchase or subscribe for shares of the Common Stock at a price less than the Current Market Price of the Common Stock on the declaration date for such distribution; or

     (ii) assets, debt securities or rights to purchase securities of the Company, which distribution has a value per share of Common Stock exceeding 10% of the Closing Sale Price of the Common Stock on the day preceding the declaration date for such distribution;

then the Company must notify the Securityholders at least 25 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Securityholders may surrender their Securities for conversion at any time until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date (or, in the case of a Spin-Off, the twenty-sixth Trading Day immediately following, and including, the Ex-Dividend Date for such Spin-Off) or any announcement by the Company that such distribution will not take place. No Holder may exercise its right to convert pursuant to this Section 4.01(b) if the Holder otherwise will participate in the distribution without conversion as if such Holder held a number of shares of Common Stock equal to the Conversion Rate for each $1,000 Principal Amount at Maturity of Securities it holds.

     (c) In addition, if, prior to June 1, 2025:

     (i) the Company is party to a Specified Transaction, a Securityholder may surrender its Securities for conversion at any time from and after the date that is 25 Scheduled Trading Days prior to the anticipated effective date of such Specified Transaction until 30 Trading Days after the actual effective date of such Specified Transaction (unless the Specified Transaction also constitutes a Make-Whole Fundamental Change, in which case the Securities will be convertible as described in clause (ii) below); or

     (ii) a Fundamental Change or Make-Whole Fundamental Change occurs, Securityholders may surrender their Securities for conversion at any time during the period from the effective date of any such Fundamental Change or Make-Whole Fundamental Change, as the case may be, to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date corresponding to such Fundamental Change or Make-Whole Fundamental Change (or, in the case of a Make-Whole Fundamental Change that does not constitute a Fundamental Change solely by virtue of sub-clause (i) of clause (c) of the definition of Change in Control relating to beneficial ownership of the surviving or continuing corporation’s Voting Stock, 30 Trading Days after the date on which such Make-Whole Fundamental Change is effective).

     The Company must give notice to all Securityholders and to the Trustee at least 30 Scheduled Trading Days prior to the anticipated effective date of any Specified Transaction and at least 25 Scheduled Trading Days prior to the anticipated effective date of any event described in clause (ii) above.

     (d) The Company shall determine at the end of each applicable period whether the Securities shall be convertible as a result of the occurrence of an event specified in this Section 4.01 and, if the Securities shall be so convertible, the Company shall promptly deliver to the Conversion Agent and the Trustee written notice thereof. Whenever the Securities shall become convertible pursuant to Section 4.01, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders in writing of the event triggering such convertibility in the manner provided in Section 4.02, and the Company shall also publicly announce such information and publish it on the Company’s website. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

     Section 4.02 Conversion Procedure; Conversion Rate; Fractional Shares; Settlement in Cash in Lieu of Common Stock. (a) Before any Holder of a Security shall be entitled to convert the same into the consideration described in Section 4.02(b), such Holder shall, in the case of Global Securities, comply with the procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Security (the “Conversion Notice”) that such Holder elects to convert the same and shall state in writing therein the Principal Amount at Maturity of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock, if any, to be issued. Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest on the Securities, as provided in Section 4.09, and all taxes or duties, if any, as provided in Section 4.08. A Security shall be deemed to have been converted immediately before the close of business on the date on which all of the foregoing requirements have been satisfied (such date, the “Conversion Date”), and, except as set forth in Section 4.02(c), all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon conversion of such Security as provided herein.

     (b) (i) Subject to satisfaction of the conditions set forth in Section 4.01 and the provisions of Section 4.04, Holders surrendering Securities for conversion shall be entitled to receive, per Security, Cash and, if applicable, shares of Common Stock, the aggregate value of which (the “Conversion Value”) shall be equal to the product of (x) the Conversion Rate in effect on the Conversion Date, and (y) the Relevant Average Price Per Share.

     (ii) The Company shall deliver the Conversion Value of the Securities surrendered for conversion to converting Holders as follows:

     (A) an amount in Cash (the “Principal Return”) equal to the lesser of (I) the aggregate Conversion Value of the Securities to be converted and (II) the aggregate Principal Amount at Maturity of the Securities to be converted;

     (B) if the aggregate Conversion Value of the Securities to be converted is greater than the aggregate Principal Amount at Maturity of such Securities, at the Company’s election and subject to Section 4.02(b)(v), (a) Cash equal to the difference between the aggregate Conversion Value of the Securities to be converted and the aggregate Principal Amount at Maturity of such Securities (such difference, the “Net Share Amount”), (b) a number of whole shares of Common Stock (the “Net Shares”), equal to the relevant Net Share Amount, divided by the Relevant Average Price Per Share, or (c) a combination thereof; and

     (C) an amount in Cash in lieu of any fractional shares of Common Stock calculated based on the Relevant Average Price Per Share.

     (iii) If the Company elects to satisfy any portion of the Net Share Amount for any conversion in Cash, the Company shall notify Holders through the Trustee of the dollar amount to be satisfied in Cash (which must be expressed either as 100% of the Net Share Amount for such conversion or as a fixed dollar amount (any such fixed dollar amount, the “Specified Cash Amount”)) at any time on or before the date that is two Trading Days following receipt of the relevant Conversion Notice. If the Company does not timely make such an election for any conversion, the Company shall satisfy the Net Share Amount for such conversion in whole shares of Common Stock and an amount in Cash in lieu of any fractional shares of Common Stock, subject to Section 4.02(b)(v).

     (iv) If the aggregate Conversion Value of the Securities to be converted is greater than the aggregate Principal Amount at Maturity of such Securities and:

     (A) the Company elects to deliver solely shares of Common Stock to satisfy the Net Share Amount for any conversion, subject to Section 4.02(b)(v), the number of Net Shares to be delivered by the Company to the converting Holder will be determined by dividing the Net Share Amount for such conversion by the Relevant Average Price Per Share;

     (B) the Company elects to pay solely Cash to satisfy the Net Share Amount for any conversion, in addition to the Principal Return, the Company shall pay Cash to the converting Holder in an amount equal to the Net Share Amount for such conversion; and

     (C) the Company elects to satisfy some but not all of the Net Share Amount for any conversion in Cash, subject to Section 4.02(b)(v), (I) the Company shall pay to the converting Holder Cash in an amount equal to the lesser of (1) the Net Share Amount for such conversion and (2) the Specified Cash Amount, and (II) the Company shall deliver to the converting Holder a number of shares of Common Stock equal to the greater of (1) zero and (2) (a) (i) the Net Share Amount for such conversion, minus (ii) the Specified Cash Amount divided by (b) the Relevant Average Price Per Share.

     (v) In no event will the number of shares of Common Stock delivered upon conversion exceed the Conversion Share Cap. The Company shall not be obligated to make any payment of Cash for any Net Share Amount in excess of the value of the number of shares of Common Stock equal to the Conversion Share Cap, other than Cash payments in lieu of fractional shares of Common Stock.

     (vi) The Conversion Value, Principal Return, Net Share Amount, the number of shares of Common Stock to be delivered to a Holder upon conversion, if any, and the aggregate amount of Cash payable in connection with any conversion will be determined by the Company at the end of the Twenty Day Averaging Period (the “Determination Date”). The Company shall pay any Cash due upon conversion (including the Principal Return, any Cash in respect of the Net Share Amount for any conversion and Cash in lieu of fractional shares) and shall deliver the Common Stock, if any, due upon conversion as promptly as practicable after the Determination Date, but in no event later than three Business Days thereafter.

     (c) From and after the date on which the Company delivers shares of Common Stock, if any, to a converting holder pursuant to subsection (b)(v) of this Section 4.02, the person in whose name any certificate representing Common Stock issued pursuant to this Section 4.02, if any, is to be registered shall be treated as a stockholder of record of the Company. A Holder of Securities is not entitled, as such, to any rights of a holder of Common Stock until such Holder has converted its Securities into shares of Common Stock (to the extent such Securities are convertible into shares of Common Stock) and is deemed to be a stockholder of record of the Company, as provided in this Section 4.02(c); provided that the amount of consideration due upon conversion shall be appropriately adjusted to take into account the occurrence during the relevant Twenty Day Averaging Period of stock splits and similar events.

     (d) If a Holder converts more than one Security at a time, the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the aggregate Principal Amount at Maturity of the Securities converted.

     (e) In case any Certificated Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, upon the written order of the Company, authenticate and deliver to the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 4.08 hereof), a new Security or Securities in authorized denominations in an aggregate Principal Amount at Maturity equal to the unconverted portion of the surrendered Certificated Securities.

     (f) If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

     (g) [Reserved.]

     (h) Delivery of shares of Common Stock, if any, in respect of conversion to a Holder of a Security upon conversion of such Security shall be accomplished by delivery to the Conversion Agent of certificates for the relevant number of shares, if any, other than in the case of Holders of Securities in book-entry form with the Depositary, which shares shall be delivered in accordance with the Depositary’s customary practices and delivery of Cash in respect of conversion shall be accomplished by delivery of such Cash to the Conversion Agent or the Depositary, as applicable, for delivery to the Holder.

     (i) If a Holder exercises its right to require the Company to purchase the Securities as described in Article 3, such Holder may convert its Securities as provided above only if it withdraws its Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and converts its Securities prior to the close of business on the Business Day immediately preceding the Purchase Date or Fundamental Change Purchase Date, as the case may be.

     (j) Whenever any event described in Section 4.01 shall occur which shall cause the Securities to become convertible as provided in this Article 4, the Company shall promptly deliver, in accordance with Section 12.02, written notice of the convertibility of the Securities to the Trustee and each Holder and to the Conversion Agent for the benefit of the Holders, and shall, as soon as practicable, publicly announce that the Securities have become convertible. Such written notice and public announcement shall include:

     (i) a description of such event;

     (ii) a description of the periods during which the Securities shall be convertible as provided in this Article 4 as a result of such event;

     (iii) a statement of whether an adjustment to the Conversion Rate shall take effect in respect of such event pursuant to Section 4.13(b); and

     (iv) the procedures Holders must follow to convert their Securities in accordance with this Article 4, including the name and address of the Conversion Agent.

     Section 4.03 Adjustment of Conversion Rate for Common Stock. The Conversion Rate shall be adjusted by the Company from time to time as follows:

     (a) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend or make a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the Ex-Dividend Date for such dividend or distribution shall be increased by multiplying such Conversion Rate by a fraction:

     (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of shares constituting such dividend or other distribution; and

     (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date.

     Such increase shall become effective immediately after the opening of business on the Ex-Dividend Date fixed for such dividend or distribution.

     If any dividend or distribution of the type described in this Section 4.03(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. In no event shall the Conversion Rate be decreased pursuant to this Section 4.03(a).

     (b) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case the Company shall, at any time or from time to time while any of the Securities are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day upon which such combination becomes effective shall be proportionately decreased. In each such case, the Conversion Rate shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision or combination becomes effective.

     (c) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, distribute rights, warrants or options for a period expiring within 60 days after the Record Date of such issuance (other than any rights, warrants or options issued pursuant to any future rights agreement adopted by the Company), to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock, at a price per share less than the Current Market Price of the Common Stock on the declaration date for such distribution, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:

     (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional shares of Common Stock so offered for subscription or purchase; and

     (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price of the Common Stock on the declaration date for such distribution (determined by multiplying such total number of shares of Common Stock so offered by the exercise price of such rights, warrants or options and dividing the product so obtained by such Current Market Price).

     Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.

     To the extent that shares of Common Stock are not delivered pursuant to such rights, warrants or options, upon the expiration or termination of such rights, warrants or options, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights, warrants or options been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights, warrants or options are not so distributed, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the Ex-Dividend Date for such distribution had not occurred. In determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights, warrants or options and the value of such consideration if other than Cash, to be determined in good faith by the Board of Directors or the Chief Financial Officer of the Company. In no event shall the Conversion Rate be decreased pursuant to this Section 4.03(c).

     (d) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged), shares of its Capital Stock (other than any dividends or distributions to which Section 4.03(a) applies), evidences of its indebtedness or other assets, including securities, but excluding (x) any rights or warrants referred to in Section 4.03(c), (y) rights or warrants distributed pursuant to any future rights agreement adopted by the Company, and (z) dividends and distributions paid exclusively in Cash (such Capital Stock, evidence of its indebtedness, other non-Cash assets or securities being distributed hereinafter in this Section 4.03(d) called the “distributed assets”), then, in each such case, subject to the other provisions of this Section 4.03(d), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such distribution by a fraction:

     (i) the numerator of which shall be the Current Market Price of the Common Stock; and

     (ii) the denominator of which shall be such Current Market Price of the Common Stock, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on such Ex-Dividend Date) (determined as provided in Section 4.03(g)).

     Such increase shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

     If the Board of Directors or the Chief Financial Officer of the Company determines the Fair Market Value of any distribution for purposes of this Section 4.03(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 4.03(g) to the extent possible, unless the Board of Directors or the Chief Financial Officer of the Company determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

     Notwithstanding the foregoing, if the distributed assets distributed by the Company to all holders of the Common Stock consist of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the twenty-fifth Trading Day following the Ex-Dividend Date for such distribution by a fraction,

     (i) the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Common Stock for the twenty consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such distribution on The New York Stock Exchange or such other national or regional exchange or market on which such securities are then listed or quoted, plus (B) the average Closing Sale Prices of the securities distributed in respect of each share of Common Stock for the twenty consecutive Trading Days commencing on and including the fifth Trading Day after such Ex-Dividend Date; and

     (ii) the denominator of which shall be the average of the Closing Sale Prices of the Common Stock for the twenty consecutive Trading Days commencing on and including the fifth Trading Day after such Ex-Dividend Date.

Such adjustment shall become effective immediately after the opening of business on the twenty-fifth Trading Day following the Ex-Dividend Date for such distribution.

     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.03 (and no adjustment to the Conversion Rate under this Section 4.03 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.03(d), except as set forth in Section 4.14. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof), except as set forth in Section 4.14. In addition, except as set forth in Section 4.14, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.03 was made (including any adjustment contemplated in Section 4.14), (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

     For purposes of Section 4.03(d), Section 4.03(a) and Section 4.03(c), any dividend or distribution to which this Section 4.03(d) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights, options or warrants (and any Conversion Rate adjustment required by this Section 4.03(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by Section 4.03(a) and Section 4.03(c) with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date” within the meaning of Section 4.03(a).

     The reclassification of the Common Stock into securities including securities other than Common Stock (other than any reclassification upon an event to which Section 4.04 applies) shall be deemed to involve (a) a distribution of such securities other than the Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be the “Ex-Dividend Date” within the meaning of this Section 4.03(d)), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective” or “the day upon which such combination becomes effective”, as the case may be, and “the day upon which such subdivision or combination becomes effective” within the meaning of Section 4.03(b)).

     In no event shall the Conversion Rate be decreased pursuant to this Section 4.03(d).

     (e) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock, Cash (excluding (x) any Cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 4.04 or Section 4.13 applies, (y) any Cash distributed as part of a distribution referred to in Section 4.03(d) and (z) any Cash that is distributed pursuant to a tender offer, to which Section 4.03(f) applies), then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business of the Ex-Dividend Date for such distribution by a fraction:

     (i) the numerator of which shall be equal to the Current Market Price per share of Common Stock (as determined pursuant to Section 4.03(g) on such Ex-Dividend Date); and

     (ii) the denominator of which shall be equal to the Current Market Price per share of Common Stock on such date, less the amount of the distribution per share of Common Stock.

     Such increase shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. In no event shall the Conversion Rate be decreased pursuant to this Section 4.03(e).

     (f) In case the Company or any of its Subsidiaries shall, at any time or from time to time, while any of the Securities are outstanding, distribute Cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock (excluding any Cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 4.04 applies or as part of a distribution referred to in Section 4.03(d) or Section 4.03(e)), where the sum of the aggregate amount of such Cash distributed and the aggregate Fair Market Value (as determined in good faith by the Chief Financial Officer of the Company or the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the Closing Sale Price per share of the Common Stock on the first Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on the first Trading Day immediately following the Expiration Date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the first Trading Day immediately following the Expiration Date by a fraction:

     (i) the numerator of which is equal to the sum of (A) the Aggregate Amount and (B) the product of (I) the Closing Sale Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date and (II) an amount equal to (1) the number of shares of Common Stock outstanding as of last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer less (2) the Purchased Shares; and

     (ii) the denominator of which shall be equal to the product of (A) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (B) the Closing Sale Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date.

     An adjustment, if any, to the Conversion Rate pursuant to this Section 4.03(f) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 4.03(f) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 4.03(f).

     (g) For purposes of this Article 4, the following terms shall have the meanings indicated:

     “Current Market Price” per share of the Company’s Common Stock on the date of determination means the average of the Closing Sale Prices per share of the Common Stock for the twenty consecutive Trading Days ending on the earlier of the day of determination and the day immediately preceding the Ex-Dividend Date with respect to the distribution requiring such computation. If another issuance, distribution, subdivision or combination to which Section 4.03 applies occurs during the period applicable for calculating “Current Market Price” pursuant to the definition in the preceding paragraph, “Current Market Price” shall be calculated for such period in a manner determined by the Chief Financial Officer of the Company to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

     For purposes of this Indenture, the term “Ex-Dividend Date”, when used:

     (i) with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution;

     (ii) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

     (iii) with respect to any tender or exchange offer, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the expiration of such offer.

     Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 4.03, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 4.03 and to avoid unjust or inequitable results as determined in good faith by the Chief Financial Officer of the Company.

     “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction (as determined in good faith by the Board of Directors or the Chief Financial Officer of the Company, whose good faith determination shall be conclusive).

     “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any Cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of stockholders entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     (h) The Company shall be entitled at its election to make such additional increases in the Conversion Rate, in addition to those required by 4.03(a), (b), (c), (d), (e) or (f), as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States federal income tax purposes.

     (i) To the extent permitted by applicable law and the continued listing requirements of The New York Stock Exchange and subject to Section 4.02(b)(v), the Company may, from time to time, increase the Conversion Rate by any amount for any period of time, if such period is at least 20 Business Days, the Chief Financial Officer of the Company determines that the increase in the Conversion Rate is in the best interest of the Company, and the increase is irrevocable during the period. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Securities maintained by the Registrar, at least 15 Business Days prior to the date the increased Conversion Rate takes effect, a notice of the increase stating the increased Conversion Rate and the period during which it will be in effect.

     (j) [Reserved.]

     (k) All calculations under this Section 4.03 shall be made to the nearest cent or one-thousandth of a share, with one-half cent and 0.0005 of a share, respectively, being rounded upward.

     (l) In the event that at any time, as a result of an adjustment made pursuant to this Section 4.03, the Holder of any Securities thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the Securities originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (i) of this Section 4.03, and the provisions of Section 4.01, Section 4.02, Section 4.04 through Section 4.09, Section 4.13 and Section 4.14 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the good faith determination of the Board of Directors or the Chief Financial Officer of the Company as to any such adjustment shall be conclusive.

     (m) No adjustment shall be made pursuant to this Section 4.03 if the Holders of the Securities may participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to this Section 4.03 at the same time as holders of the Common Stock participate with respect to such transaction or event and on the same terms as holders of the Common Stock participate with respect to such transaction or event as if Holders of Securities held, at such time, a number of shares of Common Stock per Security equal to the Conversion Rate at such time.

     Section 4.04 Consolidation or Merger of the Company. Except as provided in Section 4.13, if any of the following events (any such event, a “Specified Transaction”) occurs:

     (a) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock);

     (b) any merger, consolidation, binding share exchange or other business combination of the Company with another Person as a result of which all of the holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or any combination thereof) with respect to or in exchange for all of their Common Stock; or

     (c) any sale, conveyance, transfer, lease or other disposition of all or substantially all the properties and assets of the Company to any other Person as a result of which all of the holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or any combination thereof) with respect to or in exchange for all of their Common Stock, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that notwithstanding the provisions of Section 4.02(b), and subject to the provisions of Section 4.01, the Conversion Value with respect to each $1,000 Principal Amount at Maturity of Securities converted following the effective date of any Specified Transaction, shall be calculated based on the kind and amount of stock, securities, other property, assets or Cash received (collectively, “Reference Property”) upon such Specified Transaction by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Specified Transaction.

     In the event that the holders of the Common Stock have the opportunity to elect the form of the consideration to be received in such Specified Transaction, the Company shall make adequate provision whereby Holders shall have a reasonable opportunity to determine the form of consideration into which all of the Securities, treated as a single class, shall be convertible from and after the effective date of such Specified Transaction. Such determination shall be based on the weighted average of elections made by Holders of the Securities who participate in such determination, shall be subject to any limitations to which all of the holders of Common Stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such Specified Transaction and shall be conducted in such a manner as to be completed by the date which is the earliest of (x) the deadline for elections to be made by holders of Common Stock, and (y) two Trading Days prior to the anticipated effective date of the Specified Transaction. In the event the effective date of the Specified Transaction is delayed beyond the initially anticipated effective date, Holders of the Securities shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by Holders by issuing a press release and providing a copy of such notice to the Trustee. The Company shall not become a party to any Specified Transaction the terms of which are inconsistent with the foregoing.

     If the Securities shall relate to Reference Property as set forth above, the related Conversion Obligation, with respect to each $1,000 Principal Amount at Maturity of Securities tendered for conversion after the effective date of any such Specified Transaction, shall be settled in Cash and units of Reference Property (if applicable) in accordance with Section 4.02(b) and the Company shall deliver, as promptly as practicable, but in no event later than on the third Trading Day immediately following the Determination Date:

     (1) an amount in Cash equal to the lesser of (I) the aggregate Conversion Value of the Securities to be converted and (II) the aggregate Principal Amount at Maturity of the Securities to be converted;

     (2) if the aggregate Conversion Value of the Securities to be converted is greater than the Principal Amount at Maturity of such Securities, (a) Cash equal to the difference between the aggregate Conversion Value of the Securities to be converted and the aggregate Principal Amount at Maturity of such Securities, (b) an amount in Reference Property, determined as set forth clause (iv) of Section 4.02(b), equal to such aggregate Conversion Value of the Securities to be converted less the Principal Amount at Maturity of such Securities or (c) a combination thereof, at the Company’s election, determined as set forth in Section 4.02(b)(iv); and

     (3) an amount in Cash in lieu of any fractional shares of Common Stock calculated based on the Relevant Average Price Per Share,

provided that, in each case, (w) the Conversion Value and the Net Share Amount, shall be determined as if the words “per share of Common Stock” in the definition of Relevant Average Price Per Share were replaced by the words “per unit of Reference Property composed of the kind and amount of shares of stock, securities or other property or assets (including Cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such transaction would have owned or been entitled to receive” (subject to the Holder’s right to determine the form of consideration into which all of the Securities, treated as a single class, shall be convertible from and after the effective date of such Specified Transaction as described above in this Section 4.04), (x) the VWAP shall be determined with respect to such a unit of Reference Property, (y) references to “Net Shares” and “shares of Common Stock” were instead references to “a unit of Reference Property composed of the kind and amount of shares of stock, securities or other property or assets (including Cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such transaction would have owned or been entitled to receive” (subject to the Holder’s right to determine the form of consideration into which all of the Securities, treated as a single class, shall be convertible from and after the effective date of such Specified Transaction as described above in this Section 4.04) and (z) the Conversion Share Cap shall not apply.

     Notwithstanding clause (c) above, if the Securities are surrendered for conversion in connection with any such Specified Transaction, and the Company shall be obligated to increase the Conversion Rate pursuant to Section 4.13(b) and deliver additional shares Common Stock following the effective date of such Specified Transaction, in lieu of shares of Common Stock, the Company shall instead deliver units of the kind and amount of Reference Property as a holder of the relevant number of shares of Common Stock would have received in such Specified Transaction (subject to the Holder’s right to determine the form of consideration into which all of the Securities, treated as a single class, shall be convertible from and after the effective date of such Specified Transaction as described above in this Section 4.04).

     Such supplemental indenture executed in accordance with this Section 4.04(c) shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. If, in the case of any such Specified Transaction, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Specified Transaction, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors or the Chief Financial Officer of the Company shall reasonably consider necessary by reason of the foregoing.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section 4.04 shall similarly apply to successive Specified Transactions.

     If this Section 4.04 applies to any event or occurrence, Section 4.03 shall not apply.

     Section 4.05 Notice of Adjustment. Whenever an adjustment in the Conversion Rate with respect to the Securities is required:

     (a) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such Securities a certificate of the Treasurer of the Company (upon which the Trustee may conclusively rely), stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

     (b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 4.02 hereof. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

     Section 4.06 Notice in Certain Events. (a) If:

     (i) the Company shall engage in a tender offer or declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 4.03; or

     (ii) the Company shall authorize the granting to all of the holders of its Common Stock of rights, warrants or options to subscribe for or purchase shares of Common Stock; or

     (iii) there occurs any reclassification or change of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger, binding share exchange or combination to which the Company is a party, or of the sale, lease, transfer conveyance or other disposition of all or substantially all of the assets of the Company; or

     (iv) there occurs any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Securityholder at his address appearing on the register for the Securities, provided for in Section 2.03 of this Indenture, as promptly as possible but in any event at least twenty days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, warrants or options are to be determined, or (y) the date on which such reclassification, change, consolidation, merger, binding share exchange, combination, sale, transfer, lease, conveyance, other disposition, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale, transfer, lease, conveyance, other disposition, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, change, consolidation, merger, binding share exchange, combination, sale, transfer, lease, conveyance, other disposition, dissolution, liquidation or winding-up.

     (b) If the Securities become convertible, the Company, as soon as practicable, shall provide written notice to each Holder and to the Conversion Agent for the benefit of the Holders, and the Company shall publicly announce, that the Securities have become convertible, stating:

     (i) the event causing the Securities to become convertible;

     (ii) the time period during which the Securities will be convertible as a result of that event;

     (iii) whether an adjustment to the Conversion Rate will take effect in connection with that event or whether the Company has elected to change the Conversion Right; and

     (iv) the procedures Holders must follow to convert their securities, including the name and address of the Conversion Agent.

     Section 4.07 Company to Reserve Stock; Registration; Listing. (a) The Company shall from time to time reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Securities then outstanding at any time (assuming that the Company elects to deliver solely shares of Common Stock to satisfy the Net Share Amount for all conversions). The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 4.08, taxes with respect to the issue thereof.

     (b) If any shares of Common Stock which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will use its best efforts to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be quoted on The New York Stock Exchange, the Company will use its best efforts, if permitted by the rules of The New York Stock Exchange, to have and keep approved for quoting on The New York Stock Exchange (subject to notice of official issuance) all Common Stock issuable upon conversion of the Securities, and the Company will use its best efforts to list the shares of Common Stock required to be delivered upon conversion of the Securities prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

     Section 4.08 Taxes on Conversion. The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

     Nothing contained herein shall preclude any income tax withholding required by law or regulation upon conversion of the Securities, and at the Company’s request, Holders shall be responsible for satisfying any such withholding.

     Section 4.09 Conversion After Record Date. Except as provided in this Section 4.09, a converting Holder of Securities shall not be entitled to receive any accrued and unpaid interest, if any (including Additional Interest, if any), on any such Securities being converted. By delivery to the Holder of Cash or combination of Common Stock and Cash, or other consideration issuable or payable upon conversion in accordance with this Article 4, any accrued and unpaid interest, if any (including Additional Interest, if any), on such Securities will be deemed to have been paid in full. If any Securities are surrendered for conversion subsequent to the close of business on the Regular Record Date preceding an Interest Payment Date but prior to the open of business on such Interest Payment Date, the Holder of such Securities at the close of business on such Regular Record Date shall receive the interest payable on such Security on such Interest Payment Date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any Regular Record Date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be accompanied by payment from converting Holders, for the account of the Company, in Cash of an amount equal to the interest payable on such Interest Payment Date on the Securities being surrendered for conversion; provided, however, that no such interest payment need be made to the Company (i) if the Company has specified a Redemption Date that is after a Regular Record Date but on or prior to the next Interest Payment Date, (ii) if the Company has specified a Fundamental Change Purchase Date following a Fundamental Change that is after a Regular Record Date but on or prior to the next Interest Payment Date, or (iii) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Security.

     Except as provided in this Section 4.09, no adjustments in respect of payments of interest (including Additional Interest, if any) on Securities surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Securities.

     Section 4.10 Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article 4 shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution or an Officers’ Certificate of the Company’s Chief Financial Officer, as the case may be.

     Section 4.11 Responsibility of Trustee for Conversion Provisions. The Trustee has no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what it should be. Unless and until a Trust Officer of the Trustee receives a certificate delivered pursuant to Section 4.05 setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that no such adjustment has been made and that the last Conversion Rate of which the Trustee has knowledge remains in effect. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for any failure of the Company to comply with this Article 4. Each Conversion Agent other than the Company shall have the same protection under this Section 4.11 as the Trustee.

     The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent, Registrar or Conversion Agent acting hereunder.

     Section 4.12 Unconditional Right of Holders to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article 4 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

     Section 4.13 Adjustment to the Conversion Rate Upon Certain Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs prior to December 1, 2020, then the Conversion Rate then in effect shall increase, as described in paragraph (b) of this Section 4.13, with respect to any Securities surrendered for conversion during the period specified in Section 4.01(c)(ii). The Company shall mail notice to Holders, at their addresses appearing in the Security register, and the Company shall publicly announce, through a reputable national newswire service, and publish on the Company’s website, that the Make-Whole Fundamental Change has occurred within five Business Days after such Make-Whole Fundamental Change has occurred.

     (b) The increase in the Conversion Rate referred to in paragraph (a) of this Section 4.13 will be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change becomes effective (the “Effective Date”) and the applicable price (the “Stock Price”) with respect to such Make-Whole Fundamental Change. In the case of a Make-Whole Fundamental Change described in clause (c) of the definition of Change in Control, if the consideration (excluding Cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in the Make-Whole Fundamental Change consists solely of Cash, then the “Stock Price” will be the Cash amount paid per share of Common Stock in the Make-Whole Fundamental Change. Otherwise, the “Stock Price” will be the average, as determined by the Company, of the Closing Sale Prices per share of Common Stock for the five consecutive Trading Days immediately preceding the Effective Date of the relevant Make-Whole Fundamental Change. The Chief Financial Officer of the Company will make appropriate adjustments, in his or her good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during those five consecutive Trading Days. The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 4.03. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares of Common Stock will be adjusted in the same manner and for the same events as the Conversion Rate pursuant to Section 4.03. The following table sets forth for a given Stock Price and Effective Date, the number of additional shares of Common Stock issuable per $1,000 Principal Amount at Maturity of Securities that will be added to the Conversion Rate applicable to the Securities surrendered for conversion during the period described in paragraph (a) of this Section 4.13:

	Stock Price
Effective Date	$4.00	$9.00	$14.00	$19.00	$24.00	$29.00	$34.00	$39.00	$44.00	$49.00	$54.00	$59.00	$64.00
December 4, 2012	141.660	49.181	29.007	20.497	15.756	12.709	10.578	8.999	7.782	6.815	6.027	5.374	4.825
December 1, 2013	138.892	45.880	26.597	18.719	14.384	11.610	9.672	8.238	7.132	6.254	5.538	4.944	4.443
December 1, 2014	136.622	42.313	23.924	16.739	12.854	10.382	8.657	7.381	6.398	5.616	4.979	4.451	4.005
December 1, 2015	135.398	38.593	21.010	14.574	11.179	9.034	7.541	6.436	5.585	4.908	4.356	3.898	3.512
December 1, 2016	135.897	34.836	17.863	12.228	9.367	7.576	6.330	5.409	4.699	4.134	3.674	3.292	2.969
December 1, 2017	138.918	31.203	14.425	9.660	7.388	5.983	5.006	4.282	3.724	3.280	2.919	2.618	2.365
December 1, 2018	145.021	27.934	10.562	6.800	5.199	4.219	3.535	3.028	2.637	2.325	2.071	1.860	1.683
December 1, 2019	154.196	25.655	5.967	3.568	2.747	2.237	1.877	1.610	1.403	1.239	1.105	0.994	0.900
December 1, 2020	166.667	27.778	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

     In the event that the applicable Stock Price or Effective Date is not set forth in the table above, then, if:

     (i) the applicable Stock Price is between two Stock Prices on the table or the applicable Effective Date is between two Effective Dates on the table, the adjustment to the Conversion Rate will be determined by straight-line interpolation between the adjustments set forth for the higher and lower Stock Price or the earlier and later Effective Dates, as applicable, based on a 365-day year;

     (ii) the applicable Stock Price is in excess of $64.00 per share (subject to adjustment in the same manner as the Stock Prices in the table above), no adjustment to the Conversion Rate will be made; or

     (iii) the applicable Stock Price is less than $4.00 per share (subject to adjustment in the same manner as the Stock Prices in the table above), no adjustment to the Conversion Rate will be made.

     Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion of a Security exceed 250.000 per $1,000 Principal Amount at Maturity of Securities, subject to adjustments in the same manner as the Conversion Rate, as set forth in Section 4.03.

     Section 4.14 Stockholder Rights Plan. To the extent that the Company has a rights plan in effect upon conversion of the Securities, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Securities, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all holders of the Common Stock distributed assets as provided in Section 4.03(d), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 5
Covenants

     Section 5.01 Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. The Principal Amount at Maturity or Accreted Principal Amount, as applicable, or an installment of interest (including Additional Interest, if any) shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 12:00 p.m. (noon), New York City time, on that date Cash, deposited by the Company or an Affiliate thereof, sufficient to pay the Principal Amount at Maturity or Accreted Principal Amount, as applicable, or such installment. The Company shall (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest at the rate borne by the Securities per annum.

     Payment of the Principal Amount at Maturity or Accreted Principal Amount, as applicable, of and any interest (including Additional Interest, if any) on the Securities shall be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company will make payments in respect of the Global Securities by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Securities. For a Global Security that has been subsequently issued in certificated form, the Company will mail a check to the Holder’s registered address.

     Section 5.02 SEC and Other Reports. The Company shall file with the Trustee within 15 days after the same are required to be filed with the SEC, copies of any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), including, without limitation, all reports on Form 10-K, 10-Q and 8-K and all certifications and other filings required by Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations related thereto. Any such document or report that the Company files with the SEC via the SEC’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 5.02 at the time such documents are filed via the EDGAR system.

     If the Company is no longer subject to Section 13 or Section 15(d) of the Exchange Act, the Company shall furnish to the Trustee within one hundred five (105) days after the close of each of the Company’s fiscal years, annual audited consolidated financial statements for the Company and its Subsidiaries, including a consolidated balance sheet as of the end of such period, related statement of consolidated income, statement of consolidated shareowners’ equity, and statement of cash flows, and statement of cash flows, accompanied by an unqualified audit report of independent auditors (or such other statements that would have been included in annual reports filed with the SEC if the Company were subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act).

     If the Company is no longer subject to Section 13 or Section 15(d) of the Exchange Act, the Company shall furnish to the Trustee within fifty-five (55) days after the close of the first three quarterly periods of each of the Company’s fiscal years, unaudited consolidated financial statements for the Company and its Subsidiaries, including a consolidated balance sheet as of the end of such period, related statement of consolidated income and statement of cash flows, for the period from the beginning of such fiscal year to the end of such quarter (or such other statements that would have been included in quarterly reports filed with the SEC if the Company were subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act).

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

     Section 5.03 Compliance Certificates. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending September 30, 2013), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers’ Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

     Section 5.04 Further Instruments and Acts. Upon request of the Trustee or as necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Section 5.05 Maintenance of Corporate Existence. Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

     Section 5.06 Rule 144A Information Requirement.

     (a) Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or Section 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     (b) If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Securities, the Company fails to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. federal securities laws or the terms of this Indenture or the Securities), the Company shall pay Additional Interest on the Securities. Such Additional Interest shall accrue on the Securities at the rate of 0.50% per annum of the Principal Amount at Maturity of the Securities outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing. As used in this Section 5.06(b), documents or reports that the Company is required to “file” with the SEC pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

     (c) If, and for so long as, the restrictive legend on the Securities specified in Section 2.12(a) has not been removed, the Securities are assigned a restricted CUSIP or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. federal securities laws or the terms of this Indenture or the Securities) as of the 365th day after the last date of original issuance of the Securities, the Company shall pay Additional Interest on the Securities at a rate equal to 0.50% per annum of the Principal Amount at Maturity of Securities outstanding until the restrictive legend on the Securities has been removed in accordance with Section 2.12(d), the Securities have been assigned an unrestricted CUSIP and the Securities are freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. federal securities laws or the terms of this Indenture or the Securities).

     (d) Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Securities.

     (e) The Additional Interest that is payable in accordance with Section 5.06(b) or Section 5.06(c) shall be in addition to, and not in lieu of, any Additional Interest that may be payable pursuant to Section 7.02(b).

     (f) If Additional Interest is payable by the Company pursuant to Section 5.06(b) or Section 5.06(c), the Company shall deliver to the Trustee an Officers' Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers' Certificate setting forth the particulars of such payment.

     Section 5.07 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal amount of, or interest (including Additional Interest, if any) on, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.08 Limitation On Liens. For so long as substantially comparable covenants are provided for the benefit of any of the Company’s outstanding debt with which the Securities rank equally, the Company shall not at any time create, incur, assume or suffer to exist, and shall not cause, suffer or permit a Restricted Subsidiary to create, incur, assume or suffer to exist, any Secured Debt without making effective provision (and the Company covenants that in such case it will make or cause to be made effective provision) whereby the Securities then outstanding shall be secured equally and ratably with such Secured Debt, so long as such Secured Debt shall exist; provided, however, that this Section 5.08 shall not prevent any of the following:

     (a) Secured Debt existing at the date of this Indenture;

     (b) (i) any mortgage, security interest, pledge, lien or encumbrance on any property hereafter acquired (including acquisition through merger or consolidation) or constructed by the Company or a Restricted Subsidiary and created contemporaneously with, or within twelve months after, such acquisition or the completion of construction to secure or provide for the payment of all or any part of the purchase price of such property or the cost of construction thereof, as the case may be; or (ii) any mortgage on property (including any unimproved portion of partially improved property) of the Company or a Restricted Subsidiary created within twelve months of completion of construction of a new plant or plants on such property to secure all or part of the cost of such construction; or (iii) the acquisition of property subject to any mortgage, security interest, pledge, lien or encumbrance upon such property existing at the time of acquisition thereof, whether or not assumed by the Company or such Restricted Subsidiary;

     (c) liens on capital stock hereafter acquired by the Company or any Restricted Subsidiary, provided, that, the aggregate cost to the Company and its Restricted Subsidiaries of all capital stock subject to such liens does not exceed 15% of Consolidated Net Tangible Assets;

     (d) any mortgage, security interest, pledge, lien or encumbrance: (i) securing indebtedness of a corporation which is a successor to the Company to the extent permitted by Article 6; or (ii) securing indebtedness of a Restricted Subsidiary outstanding at the time it became a Restricted Subsidiary; or (iii) securing indebtedness of any Person outstanding at the time it is merged with, or all or substantially all of its properties are acquired by, the Company or any Restricted Subsidiary, provided, that, such mortgage, security interest, pledge, lien or encumbrance does not extend to any other properties of the Company or any Restricted Subsidiary; or (iv) existing on the property or on the outstanding shares or indebtedness of a corporation at the time it becomes a Restricted Subsidiary; or (v) created, incurred or assumed in connection with any industrial revenue bond, pollution control bond or similar financing arrangement between the Company or any Restricted Subsidiary and any federal, state or municipal government or other governmental body or agency;

     (e) any mortgage, security interest, pledge, lien or encumbrance created in connection with any extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part, of any indebtedness secured by a mortgage, security interest, pledge, lien or encumbrance permitted by the foregoing provisions of this Section 5.08 upon the same property theretofore subject thereto (plus improvements on such property), provided, that, the amount of such indebtedness outstanding at that time shall not be increased;

     (f) liens, pledges or deposits made in connection with contracts (which term includes subcontracts under such contracts) with or made at the request of the United States or any department or agency thereof, insofar as such liens, pledges or deposits relate to property manufactured, installed or constructed by or to be supplied by, or property furnished to, the Company or a Restricted Subsidiary pursuant to, or to enable the performance of, such contracts, or property the manufacture, installation, construction or acquisition of which is financed pursuant to, or to enable the performance of, such contracts; or deposits or liens, made pursuant to such contracts, of or upon moneys advanced or paid pursuant to, or in accordance with the provisions of, such contracts, or of or upon any materials or supplies acquired for the purpose of the performance of such contracts; or the assignment or pledge, to the extent permitted by law, of the right, title and interest of the Company or a Restricted Subsidiary in and to any such contract, or in and to any payments due or to become due thereunder, to secure indebtedness incurred for funds or other property supplied, constructed or installed for or in connection with the performance by the Company or such Restricted Subsidiary of its obligations under such contracts;

     (g) mechanics’, materialmen’s, carriers’ or other like liens, and pledges or deposits made in the ordinary course of business to obtain the release of any such liens or the release of property in the possession of a common carrier; good faith deposits in connection with tenders, leases of real estate or bids or contracts (other than contracts involving the borrowing of money); pledges or deposits to secure public or statutory obligations; deposits to secure (or in lieu of) surety, stay, appeal or customs bonds; and deposits to secure the payment of taxes, assessments, customs duties or other similar charges;

     (h) any mortgage, security interest, pledge, lien or encumbrance arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege or license, or to enable the Company or a Restricted Subsidiary to maintain self-insurance or to participate in any arrangements established by law to cover any insurance risks or in connection with workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters;

     (i) the liens of taxes, assessments or other governmental charges or levies not at the time due, or the validity of which is being contested in good faith;

     (j) judgment liens, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;

     (k) easements or similar encumbrances, the existence of which does not impair the use of the property subject thereto for the purposes for which it is held or was acquired;

     (l) the landlord’s interest under any lease of property;

     (m) leases granted to others in the ordinary course of business;

     (n) Sale and Lease-Back Transactions (as defined in Section 5.09) to the extent permitted by Section 5.09; and

     (o) contracts for the manufacture, construction, installation or supply of property, products or services providing for a mortgage, security interest, pledge, lien or encumbrance upon advance, progress or partial payments made pursuant to such contracts and upon any material or supplies acquired, manufactured, constructed, installed or supplied in connection with the performance of such contracts to secure such advance, progress or partial payments.

     Notwithstanding the foregoing provisions of this Section 5.08, the Company and any one or more Restricted Subsidiaries may create, incur, assume or suffer to exist Secured Debt which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of the Company and its Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted under subparagraphs Section 5.08(a) through Section 5.08(o) above) and the aggregate value of the Sale and Lease-Back Transactions in existence at such time (not including Sale and Lease-Back Transactions the proceeds of which have been or will be applied in accordance with Section 5.09(b)), does not at the time exceed 15% of Consolidated Net Tangible Assets.

     Section 5.09 Limitations On Sale And Lease-back. For so long as substantially comparable covenants are provided for the benefit of any of the Company’s outstanding debt with which the Securities rank equally, the Company will not, and will not permit any Restricted Subsidiary to, sell or transfer (except to the Company or one or more Restricted Subsidiaries, or both) any Principal Property owned by it and which has been in full operation for more than 180 days prior to such sale or transfer with the intention (i) of taking back a lease on such property, except a lease for a temporary period (not exceeding 36 months), and (ii) that the use by the Company or such Restricted Subsidiary of such property will be discontinued on or before the expiration of the term of such lease (any such transaction being herein referred to as a “Sale and Lease-Back Transaction”), unless:

     (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 5.08 hereof, to incur Secured Debt equal in amount to the amount realized or to be realized upon such sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the Securities; or

     (b) the Company or a Restricted Subsidiary shall, within 180 days of the effective date of any such transaction, apply an amount equal to the value of the property so leased (i) to the retirement (other than any mandatory retirement) of Consolidated Funded Debt or indebtedness then outstanding of the Company or any Restricted Subsidiary that was Funded Debt at the time it was created (other than Consolidated Funded Debt or such other indebtedness owned by the Company or any Restricted Subsidiary), or (ii) to the purchase of Principal Property having a value at least equal to the value of such property; provided, however, that the amount to be so applied pursuant to the preceding clause Section 5.09(b)(i) or Section 5.09(b)(ii) shall be reduced by (A) the principal amount of any Securities delivered within 180 days of the effective date of any such transaction to the Trustee for retirement and cancellation, and (B) the principal amount of Consolidated Funded Debt or indebtedness that was Funded Debt at the time it was created (other than Securities) retired by the Company or a Restricted Subsidiary within 180 days of the effective date of any such transaction; or

     (c) the Sale and Lease-Back Transaction involved was an industrial revenue bond, pollution control bond or similar financing arrangement between the Company or any Restricted Subsidiary and any federal, state or municipal government or other governmental body or agency.

     The term “value” shall mean, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value of such property at the time of entering into such Sale and Lease-Back Transaction, as determined by the Board of Directors or the Chief Financial Officer of the Company, in either case, divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

     Section 5.10 Limitations On Change In Subsidiary Status. The Company may designate any Subsidiary as an Unrestricted Subsidiary or as a Restricted Subsidiary, subject to the provisions set forth below:

     (a) the Company will not permit any Subsidiary to be designated as an Unrestricted Subsidiary unless at the time of such designation the Subsidiary so designated does not own, directly or indirectly, any capital stock of any Restricted Subsidiary or any Funded Debt or Secured Debt of the Company or any Restricted Subsidiary;

     (b) the Company will not permit any Restricted Subsidiary to be designated as, or otherwise to become, an Unrestricted Subsidiary unless immediately after such Restricted Subsidiary becomes an Unrestricted Subsidiary, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall exist;

     (c) the Company will not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless immediately after such Unrestricted Subsidiary becomes a Restricted Subsidiary, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall exist; and

     (d) promptly after the designation of any Subsidiary as an Unrestricted Subsidiary or as a Restricted Subsidiary, there shall be filed with the Trustee, an Officers’ Certificate stating that the provisions of this Section have been complied with in connection with such designation.

ARTICLE 6
Consolidation, Merger, Conveyance, Transfer or Lease

     Section 6.01 Company May Consolidate, Etc, Only on Certain Terms. The Company shall not consolidate with or merge with or into any other Person or convey, sell, transfer, lease or otherwise dispose all or substantially all of its properties and assets to any Person whether in a single transaction or series of related transactions, unless:

     (a) either

     (i) in the case of a consolidation or merger, the Company is the surviving entity; or

     (ii) the successor or transferee is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, any State thereof, or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Securities and the Indenture; and

     (b) immediately after giving effect to such transaction, no Default or Event of Default shall exist; and

     (c) the Company shall have delivered to the Trustee an Officers’ Certificate and, if requested by the Trustee, an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 6 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     Section 6.02 Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, sale, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, sale, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 7
Default and Remedies

     Section 7.01 Events of Default. An “Event of Default” shall occur if:

     (a) the Company fails to pay the applicable principal amount of any Security when due, whether on the Final Maturity Date, Redemption Date, Purchase Date, Fundamental Change Purchase Date or otherwise;

     (b) the Company fails to pay an installment of interest on any Security when due if the failure continues for a period of 30 days after the date when due;

     (c) the Company fails to satisfy its Conversion Obligation following the exercise by the Holder of the right to convert such Security;

     (d) the Company fails to timely provide a Purchase Notice or Fundamental Change Purchase Notice pursuant to and in accordance with Section 3.08 or Section 3.09, as applicable, or the notice required under Section 4.13(a) regarding the adjustment of the Conversion Rate upon the occurrence of a Make-Whole Fundamental Change;

     (e) the Company fails to comply with any other term, covenant or agreement contained in the Securities or this Indenture (other than those referred to in clauses (a) through (d) above) if such failure continues for 90 days after receipt by the Company of a Notice of Default (defined below);

     (f) except as provided for by the terms of the Guarantee, the Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under the Guarantee;

     (g) the Company or any of its Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or interest on, indebtedness for money borrowed in the aggregate principal amount then outstanding of $35,000,000 or more, or acceleration of the Company’s or any of its Subsidiaries’ indebtedness for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after receipt by the Company of a Notice of Default;

     (h) the Company or any of its Subsidiaries fails within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000 or any judgments or orders for the payment of money, the total amount of which for the Company or any of its subsidiaries exceeds $35,000,000, which are not stayed on appeal;

     (i) the Company or any of its Significant Subsidiaries (or any group of Subsidiaries that, together, constitute a Significant Subsidiary), pursuant to or under or within the meaning of the Bankruptcy Code:

     (i) commences a voluntary case or proceeding;

     (ii) consents to the entry of any order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

     (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

     (iv) makes a general assignment for the benefit of its creditors;

     (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

     (vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian;

     (j) a court of competent jurisdiction enters an order or decree under the Bankruptcy Code that:

     (i) is for relief against the Company or any Significant Subsidiary (or any group of Subsidiaries that, together, constitute a Significant Subsidiary), in an involuntary case or proceeding;

     (ii) appoints a Custodian of the Company or any Significant Subsidiary (or any group of Subsidiaries that, together, constitute a Significant Subsidiary), or for any substantial part of its property; or

     (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary (or any group of Subsidiaries that, together, constitute a Significant Subsidiary),

     (iv) and in each case the order or decree remains unstayed and in effect for 90 consecutive days.

     For purposes of this Section 7.01, a “Notice of Default” means a written notice provided to the Company by the Trustee, or to the Trustee and the Company by Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities then outstanding, of the applicable default. Such notice must specify the default, demand that it be remedied and state that the notice is a Notice of Default. When any default under this Section 7.01 is cured, it ceases.

     The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

     Notwithstanding anything else contained herein, if an Event of Default has occurred and is continuing, then the Company shall not (A) (except in the case of an Event of Default resulting from a default by the Company in the payment of the Redemption Price with respect to such Securities) redeem any of the Securities pursuant to Article 3 hereof, (B) (except in the case of an Event of Default resulting from a default by the Company in the payment of the Purchase Price with respect to such Securities) purchase any of the Securities pursuant to Section 3.08 hereof or (C) (except in the case of an Event of Default resulting from a default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Securities) purchase any of the Securities pursuant to Section 3.09 hereof.

     Section 7.02 Acceleration. (a) Subject to Section 7.02(b), if an Event of Default occurs, the Company shall promptly notify the Trustee thereof. If an Event of Default (excluding an Event of Default specified in clause (i) or (j) of Section 7.01 in respect of the Company, but including such Events of Default in respect of a Significant Subsidiary or group of Subsidiaries that would, together, constitute a Significant Subsidiary) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid Accreted Principal Amount to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same plus any interest, if any (including Additional Interest, if any), on the Securities accrued but unpaid through the date of such declaration shall become and be immediately due and payable. If an Event of Default specified in clause (i) or (j) of Section 7.01 occurs in respect of the Company and not solely in respect of a Significant Subsidiary or group of Subsidiaries that would, together, constitute a Significant Subsidiary, the entire unpaid Accreted Principal Amount of the Securities then outstanding and such interest (including Additional Interest, if any), shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) the rescission would not conflict with any order or decree of a court of competent jurisdiction; (ii) all existing Events of Default, other than the non-payment of the accelerated Accreted Principal Amount or interest, have been cured or waived; and (iii) certain amounts due to the Trustee and any predecessor Trustee under Section 8.07 are paid. No such rescission shall affect any subsequent default or impair any right consequent thereto.

     (b) Notwithstanding anything to the contrary herein or in the Securities to the contrary, the sole remedy for an Event of Default relating to the failure to comply with Section 5.02 of this Indenture or Section 314(a)(1) of the TIA, shall for the 270 calendar days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the Securities at an annual rate equal to 0.50% of the Principal Amount at Maturity of the Securities. Any such additional interest will be payable in the same manner and on the same Interest Payment Dates as the stated interest payable on the Securities and will be in addition to any Additional Interest payable pursuant to Section 5.06(b) and Section 5.06(c). The additional interest will accrue on all outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with Section 5.02 of this Indenture or Section 314(a)(1) of the TIA first occurs to, but not including, the 270th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 270th day (or earlier, if such Event of Default is cured or waived prior to such 270th day), such additional interest shall cease to accrue, and the Securities shall be subject to acceleration under Section 7.02(a) of this Indenture if the Event of Default is continuing. The provisions described in this Section 7.02(b) shall not affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default.

     Section 7.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the Accreted Principal Amount of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     Section 7.04 Waiver of Defaults and Events of Default. Subject to Section 7.07 and 10.02, the Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding by notice to the Trustee may waive any past default or Event of Default and its consequence, except a default or Event of Default in the payment of the Accreted Principal Amount of, or interest on, any Security, or the payment of the Redemption Price, the Purchase Price or the Fundamental Change Purchase Price, a Default or Event of Default arising from the Company’s failure to convert any Security in accordance with the terms of Article 4 or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 10.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

     Section 7.05 Control by Majority. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. In addition, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 7.06 Limitations on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue Accreted Principal Amount of, or interest on, or for the conversion of the Securities pursuant to Article 4) unless:

     (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in aggregate Principal Amount at Maturity of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

     (c) the Holder or Holders offer, and if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense; and

     (d) the Trustee does not comply with the request within 60 days after receipt of the notice, request and the offer of indemnity, and does not receive, during those 60 days, from Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding, a direction that is inconsistent with the request.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

     Section 7.07 Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the Principal Amount at Maturity or Accreted Principal Amount, as applicable, of and interest on the Security, on or after the respective dates expressed in the Security and this Indenture on which such payments are due and payable, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

     Section 7.08 Collection Suit by Trustee. If an Event of Default in the payment of the Accreted Principal Amount or interest specified in clause (a) or (b) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of the Accreted Principal Amount and accrued interest remaining unpaid, if any, together with, to the extent that payment of such interest is lawful, interest on overdue Accreted Principal Amount and on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section 7.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 7.10 Priorities. If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:

     First, to the Trustee for amounts due under Section 8.07;

     Second, to Holders for amounts due and unpaid on the Securities for the Accreted Principal Amount and interest (including Additional Interest, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for the Accreted Principal Amount and interest (including Additional Interest, if any), respectively; and

     Third, the balance, if any, to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.

     Section 7.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by Holders of more than 10% in aggregate Principal Amount at Maturity of the Securities then outstanding.

ARTICLE 8
TRUSTEE

     Section 8.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) Except during the continuance of an Event of Default:

     (i) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (i) this paragraph does not limit the effect of subsection (b) of this Section 8.01;

     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 8.01.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     Section 8.02 Rights of Trustee. Subject to Section 8.01:

     (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 12.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion.

     (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (h) Except with respect to Section 5.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 5. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 5.01, Section 7.01(a) or Section 7.01(b) or (ii) any Default or Event of Default of which a Trust Officer of the Trustee shall have received written notification or obtained actual knowledge.

     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     (j) Delivery of reports, information and documents to the Trustee under Section 5.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

     (k) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

     Section 8.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Section 8.10 and Section 8.11.

     Section 8.04 Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Securities other than its certificate of authentication.

     Section 8.05 Notice of Default or Events of Default. If a default or an Event of Default occurs and is continuing and a Trust Officer of the Trustee has received notice thereof, the Trustee shall mail to each Securityholder notice of the default or Event of Default within 30 days after it occurs or, if later, within 15 Business Days after the Trustee has received notice thereof. However, the Trustee may withhold the notice if and so long as such default or Event of Default has been cured or waived, or a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a default or an Event of Default in payment of the principal amount of or interest on any Security.

     Section 8.06 Reports by Trustee to Holders. If such report is required by TIA Section 313, within 60 days after each May 15, beginning with May 15, 2013, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

     A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

     Section 8.07 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

     The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 8.07 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability, claim, damage or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), including reasonable legal fees and expenses, incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement without their written consent, which consent shall not be unreasonably withheld.

     The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its own negligence or bad faith.

     To secure the Company’s payment obligations in this Section 8.07, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal amount of and interest on the Securities. The obligations of the Company under this Section 8.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

     When the Trustee incurs expenses or renders services after an Event of Default specified in clause (i) or (j) of Section 7.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code. The provisions of this Section shall survive the termination of this Indenture.

     Section 8.08 Replacement of Trustee. The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 8.10;

     (b) the Trustee is adjudged a bankrupt or an insolvent;

     (c) a receiver or other public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

     If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in Principal Amount at Maturity of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

     If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall (upon payment of its charges hereunder) transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

     Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

     Section 8.09 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 8.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

     Section 8.10 Eligibility; Disqualification. The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 8. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

     Section 8.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 9
SATISFACTION AND DISCHARGE OF INDENTURE

     Section 9.01 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect if:

     (a) either:

     (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or

     (ii) all outstanding Securities have been called for Redemption or have become due and payable on the Final Maturity Date or upon purchase pursuant to Section 3.08 or Section 3.09,

and in any such case the Company irrevocably deposits, prior to the applicable date on which such payment is due and payable, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) Cash, and, if applicable as herein provided and in accordance herewith, such other consideration, sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07) on the Final Maturity Date or a Purchase Date, Redemption Date or Fundamental Change Purchase Date, as the case may be;

     (b) the Company pays to the Trustee all other sums payable hereunder by the Company;

     (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit;

     (d) such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and

     (e) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which may rely upon such Officer’s Certificate as to the absence of Defaults and Events of Default and as to any factual matters), each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.07 shall survive such satisfaction and discharge and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.12, Section 3.08 and Section 3.09, Article 4, the last paragraph of Section 5.01 and this Article 9, shall survive and the Company shall be required to make all payments and deliveries required by such Sections or Articles, as the case may be, irrespective of any prior satisfaction and discharge until the Securities have been paid in full.

     Section 9.02 Application of Trust Money. Subject to the provisions of Section 9.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 9.01 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the applicable principal amount of and interest on the Securities.

     Section 9.03 Repayment to Company. The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (a) deposited with them pursuant to Section 9.01 and (b) held by them at any time.

     The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of the applicable principal amount or interest that remains unclaimed for two years after a right to such money has matured (which maturity shall occur, for the avoidance of doubt, on the Final Maturity Date, the Redemption Date (with respect to any Securities redeemed pursuant to Section 3.01), the Purchase Date (with respect to any Securities purchased pursuant to Section 3.08) or the Fundamental Change Purchase Date (with respect to any Securities purchased pursuant to Section 3.09); provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money or publish in a newspaper of general circulation in the City of New York notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

     Section 9.04 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 9.02; provided, however, that if the Company has made any payment of the applicable principal amount of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 10
AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 10.01 Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

     (a) to evidence the assumption of the Company’s obligations under this Indenture and the Securities by a successor upon consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets in accordance with this Indenture;

     (b) to make adjustments in accordance with this Indenture to the right to convert the Securities upon reclassifications or changes in the Common Stock pursuant to Section 4.03 and consolidations, mergers and binding share exchanges and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets pursuant to Section 4.04;

     (c) make any changes or modifications to this Indenture necessary in connection with the qualification of this Indenture under the TIA;

     (d) to secure the obligations of the Company in respect of the Securities;

     (e) to add to the covenants of the Company described in this Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; and

     (f) to make provision with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture.

In addition, the Company and the Trustee may enter into a supplement to this Indenture to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not adversely affect the rights of any Holder.

     Section 10.02 With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities then outstanding. The Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 10.04, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 7.04, may not:

     (a) change the Final Maturity Date of the Principal Amount at Maturity of, or any installment of interest (including Additional Interest, if any) on, any Security;

     (b) reduce the Principal Amount at Maturity or Accreted Principal Amount, as applicable, of, or any interest (including Additional Interest, if any) on, any Security;

     (c) change the place or currency of payment of the Principal Amount at Maturity or Accreted Principal Amount, as applicable, of, or interest on (including Additional Interest, if any), any Security;

     (d) impair the right of any Holder to institute suit for the enforcement of any payment on, or with respect to, any Security;

     (e) modify, in a manner adverse to the Holders of Securities, the right of the Holders to require the Company to purchase the Securities as provided in Section 3.08 and Section 3.09;

     (f) adversely affect the right of Holders to convert their Securities in accordance of this Indenture;

     (g) reduce the percentage in the aggregate Principal Amount at Maturity of the outstanding Securities whose Holders must consent to a modification or amendment of this Indenture or the Securities;

     (h) reduce the percentage in the aggregate Principal Amount at Maturity of the outstanding Securities whose Holders must consent to a waiver of compliance with any provisions of this Indenture or the Securities or a waiver of any Default or Event of Default under this Indenture;

     (i) modify the ranking of the Securities or the Guarantee in a manner adverse to the Holders of the Securities; and

     (j) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a default or Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

     It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

     To the extent that the Company or any of the Subsidiaries hold any Securities, such Securities shall be disregarded for purposes of voting in connection with any notice, waiver, consent or direction requiring the vote or concurrence of Securityholders.

     Section 10.03 Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

     Section 10.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

     After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (j) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

     Section 10.05 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

     Section 10.06 Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 8.01, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.

     Section 10.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 11
[RESERVED]

ARTICLE 12
MISCELLANEOUS

     Section 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

     Section 12.02 Notices. Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

     If to the Company, to:

          Meritor, Inc.
          2135 West Maple Road
          Troy, Michigan 48048
          Attention of: General Counsel
          Fax: (248) 435-1393

     if to the Trustee, to:

          The Bank of New York Mellon Trust Company, N.A.
          2 North LaSalle Street, Suite 1020
          Chicago, IL 60602
          Attention of: Corporate Trust Administration
          Fax: (312) 827-8542

     Such notices or communications shall be effective when received.

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

     Section 12.03 Communications by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

     Section 12.04 Certificate and Opinion as to Conditions Precedent. (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

     (i) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

     (b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (i) a statement that the person making such certificate or opinion has read such covenant or condition;

     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

     Section 12.05 Record Date for Vote or Consent of Securityholders. The Company (or, in the event deposits have been made pursuant to Section 9.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.04, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

     Section 12.06 Rules by Trustee, Paying Agent, Registrar and Conversion Agent. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

     Section 12.07 Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the Regular Record Date shall not be affected.

     Section 12.08 Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     Section 12.09 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 12.10 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 12.11 Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

     Section 12.12 Separability. In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 12.13 Table of Contents, Headings, Etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 12.14 No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

     Section 12.15 Calculations in Respect of Securities. The Company or its agents will be responsible for making all calculations called for under the Securities including, but not limited to, determination of the Trading Price, Current Market Price and Closing Sale Price of the Common Stock, the number of shares of Common Stock issuable upon conversion, the Conversion Share Cap, the amount of principal accretion on the Securities and the amounts of interest on the Securities. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee has no duty to determine when such calculations should be made, how they should be made or what the calculations should be and shall not suffer any liability as a result thereof.

     Section 12.16 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 12.17 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

THE COMPANY

MERITOR, INC.

By:	/s/ Carl D. Anderson, II
Name: Carl D. Anderson, II
Title: Vice President and Treasurer

THE TRUSTEE

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:	/s/ Richard Tarnas
Name: Richard Tarnas
Title: Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

     [THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
____________________

     1 These paragraphs should be included only if the Security is a Global Security.

(2)	AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(B) OR (2)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.] 2
____________________

     2 These paragraphs to be included only if the Security is a Transfer Restricted Security.

MERITOR, INC.

CUSIP No.: 59001KAA8	$250,000,000 Principal Amount at Maturity

ISIN: US59001KAA88

     7.875% CONVERTIBLE SENIOR NOTES DUE 2026

     Meritor, Inc., an Indiana corporation (the “Company,” which term shall include any successor entity under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the Principal Amount at Maturity of $250,000,000 on March 1, 2026, or such lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security to reflect exchanges, redemptions, purchases and conversions. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Indenture (as such term is defined on the reverse hereof).

Interest Payment Dates:	June 1 and December 1, commencing June 1, 2013 and the Final Maturity Date

Regular Record Dates:	May 15 and November 15

     This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

MERITOR, INC.

By:
Name:
Title:

Attest

Name:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A. as Trustee

Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

MERITOR, INC.

7.875% CONVERTIBLE SENIOR NOTES DUE 2026

1. INTEREST AND ACCRETION

     The Company promises to pay interest on the Principal Amount at Maturity of this Security at the rate of 7.875% per annum. The Company shall pay interest semiannually in arrears on June 1 and December 1 of each year and on the Final Maturity Date (each, an “Interest Payment Date”), commencing on June 1, 2013. Interest on the Securities shall accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from December 4, 2012, to, but excluding, the next Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Securities surrendered for conversion during the period from the close of business on any Regular Record Date preceding any Interest Payment Date (a “Regular Record Date”) to the opening of business on such Interest Payment Date shall be accompanied by payment from converting Holders, for the account of the Company, in Cash of an amount equal to the interest payable (including Additional Interest, if any) on such Interest Payment Date on the Securities being surrendered for conversion; provided, however, that no such interest (including Additional Interest, if any) payment need be made to the Company (i) if the Company has specified a Redemption Date that is after a Regular Record Date but on or prior to the next Interest Payment Date, (ii) if the Company has specified a Fundamental Change Purchase Date following a Fundamental Change that is after a Regular Record Date but on or prior to the next Interest Payment Date, or (iii) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Security.

     Following December 4, 2012, the principal amount of the Securities shall increase daily at a rate that provides Holders with an aggregate annual yield to December 1, 2020 of 1.3227% (computed on a semi-annual bond equivalent yield basis), until the principal amount of each Security equals $1,000 on December 1, 2020. The principal amount of the Securities shall not increase after December 1, 2020. The “Accreted Principal Amount” of any Security shall be the Initial Principal Amount on December 4, 2012, the principal amount as adjusted upwards for accretion at any time after December 4, 2012 and prior to December 1, 2020 and $1,000 on and after December 1, 2020.

     The following table sets forth the Accreted Principal Amounts of the Securities during the period from December 4, 2012 through December 1, 2020:

Accretion Date	Accreted Principal Amount
December 4, 2012	$900.00
June 1, 2013	$905.85
December 1, 2013	$911.84
June 1, 2014	$917.87
December 1, 2014	$923.95
June 1, 2015	$930.06
December 1, 2015	$936.21
June 1, 2016	$942.40
December 1, 2016	$948.63
June 1, 2017	$954.91
December 1, 2017	$961.22
June 1, 2018	$967.58
December 1, 2018	$973.98
June 1, 2019	$980.42
December 1, 2019	$986.90
June 1, 2020	$993.43
December 1, 2020	$1,000.00

     The Accreted Principal Amount of a Security between the dates listed above shall include an amount reflecting the additional principal accretion that has accrued as of such date since the immediately preceding date in the table.

2. METHOD OF PAYMENT

     Except as provided herein, the Company shall pay interest (including Additional Interest, if any) on this Security (except Defaulted Interest) to the person who is the Holder of this Security at the close of business on the Regular Record Date, next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of the principal amount and the interest payable on the Final Maturity Date. The Company will pay the applicable principal amount and interest (including Additional Interest, if any) in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payment of the applicable principal amount of and any interest (including Additional Interest, if any) on the Securities shall be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company will make payments in respect of the Global Securities by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Securities. For a Global Security that has been subsequently issued in certificated form, the Company will mail a check to the Holder’s registered address.

3. PAYING AGENT, REGISTRAR, BID SOLICITATION AGENT AND CONVERSION AGENT

     Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. Initially, the Company will act as Bid Solicitation Agent. The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4. INDENTURE, LIMITATIONS

     This Security is one of a duly authorized issue of Securities of the Company designated as its 7.875% Convertible Senior Notes due 2026 (the “Securities”), issued under an Indenture dated as of December 4, 2012 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them. The Securities are unsecured senior obligations of the Company initially limited to $250,000,000 aggregate Principal Amount at Maturity. The Indenture does not limit other debt of the Company, secured or unsecured.

5. OPTIONAL REDEMPTION

     The Securities are subject to redemption, at any time on or after December 1, 2020, as a whole or from time to time in part, at the election of the Company. The “Redemption Price” is 100% of the Principal Amount at Maturity of the Securities to be redeemed, together with accrued and unpaid interest, if any (including Additional Interest, if any), thereon up to but excluding the Redemption Date. However, if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest, if any, due on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. The Company will make at least 16 semi-annual interest payments (including the interest payment on December 1, 2020) on the Securities before the Company can redeem the Securities at its option.

     No sinking fund is provided for the Securities.

6. NOTICE OF REDEMPTION

     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 Principal Amount at Maturity may be redeemed in part, but only in whole integral multiples of $1,000 Principal Amount at Maturity. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, interest, if any (including Additional Interest, if any), shall cease to accrue on the Securities or portions of them called for redemption.

7. PURCHASE OF SECURITIES AT OPTION OF HOLDER OR UPON A FUNDAMENTAL CHANGE

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on December 1, 2020 (the “Purchase Date”) at a price equal to 100% of the Principal Amount at Maturity of those Securities to be purchased, plus any accrued and unpaid interest, if any (including Additional Interest, if any), to, but excluding, such Purchase Date (the “Purchase Price”); provided, however, that any such accrued and unpaid interest (including Additional Interest, if any) will be paid not to the Holder submitting the Security for purchase on the Purchase Date but instead to the Holder of record at the close of business on the corresponding Regular Record Date. On the Purchase Date, the Company will purchase all Securities for which the Holder has delivered and not withdrawn a written purchase notice. To exercise such right, a Holder shall deliver to the Paying Agent a Purchase Notice containing the information set forth in the Indenture, at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding the Purchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture. The Purchase Price for Securities to be so purchased must be paid in Cash.

     In the event any Fundamental Change shall occur, each Holder of Securities shall have the right, at such Holder’s option, to require the Company to purchase all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in Principal Amount at Maturity), on a date selected by the Company (the “Fundamental Change Purchase Date”), which Fundamental Change Purchase Date shall be no later than thirty forty (40) Scheduled Trading Days, and no earlier than twenty-five (25) Scheduled Trading Days, after the date the Fundamental Change Company Notice is mailed in accordance with the Indenture, at a price, payable in Cash equal to 100% of the Principal Amount at Maturity of the Securities (or portions thereof) to be so purchased (the “Fundamental Change Purchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date; provided, however, that if a Fundamental Change Purchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid interest, if any (including Additional Interest, if any), on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date, which may or may not be the same Person to whom the Company will pay the Fundamental Change Purchase Price, and the Fundamental Change Purchase Price will be 100% of the Principal Amount at Maturity of the Securities purchased. To exercise such right, a Holder shall deliver to the Paying Agent a Fundamental Change Purchase Notice containing the information set forth in the Indenture, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture. The Fundamental Change Purchase Price must be paid in Cash.

     Holders have the right to withdraw any Purchase Note or Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If Cash sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Securities or portions thereof to be purchased with respect to a Purchase Date or Fundamental Change Purchase Date, as the case may be, has been deposited with the Paying Agent, at 1:00 p.m., New York City time, on the Purchase Date or Fundamental Change Purchase Date, as the case may be, then, on and after the Purchase Date or Fundamental Change Purchase Date, as applicable, such Securities will cease to be outstanding and interest, if any (including Additional Interest, if any), on such Securities will cease to accrue and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Fundamental Change Purchase Price upon surrender of such Security.

8. CONVERSION

     Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Section 4.01 and Section 4.02 thereof), a Holder is entitled, at such Holder’s option, to convert the Holder’s Security (or any portion of the Principal Amount at Maturity thereof that is $1,000 or an integral multiple of $1,000 Principal Amount at Maturity), into Cash with respect to the portion of the Conversion Obligation up to the Principal Amount at Maturity of such Security, and Cash, shares of Common Stock, or a combination thereof at the Company’s election with respect to the remainder (if any) of the Conversion Obligation, at the Conversion Rate in effect on the date of conversion in accordance with Article 4 of the Indenture.

     The Company will notify Holders of any event triggering the right to convert the Securities as specified above in accordance with the Indenture.

     A Security in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, exercising the right of such Holder to require the Company to purchase such Security may be converted only if such Purchase Notice or Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture.

     The initial Conversion Rate is 83.3333 shares per $1,000 Principal Amount at Maturity of Securities, subject to adjustment in certain events as described in the Indenture.

     In no event will the number of shares of Common Stock deliverable upon conversion exceed the Conversion Share Cap. The Company shall not be obligated to make any payment of Cash for any Net Share Amount in excess of the value of the shares of Common Stock equal to the Conversion Share Cap, other than Cash payments in lieu of fractional shares of Common Stock.

     To surrender a Security for conversion, a Holder must, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities, (1) surrender the Security to the Conversion Agent, (2) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, and (3) furnish appropriate endorsements and transfer documents.

     No fractional share of Common Stock shall be issued upon conversion of any Security. Instead, the Company shall pay a Cash adjustment as provided in the Indenture.

     No payment or adjustment will be made for accrued and unpaid interest, if any (including Additional Interest, if any), or dividends on the shares of Common Stock, except as provided in the Indenture.

     The Conversion Rate is subject to adjustment as provided in Section 4.03 and 4.13 of the Indenture. As further provided in Section 4.04 of the Indenture and subject to Section 4.13 of the Indenture, if the Company (i) reclassifies or changes the shares of Common Stock into another class of Capital Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), (ii) is a party to a consolidation, merger or binding share exchange or combination of the Company with another Person and as a result of which all the holders of the outstanding Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or a combination thereof) with respect to or in exchange for all of their Common Stock or (iii) sells, conveys, transfers, leases or otherwise disposes all or substantially all of its properties and assets to any Person as a result of which all of the holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or any combination thereof) with respect to or in exchange for all of their Common Stock, the right to convert a Security into Cash or Cash and shares of Common Stock, as the case may be, shall be changed as provided in said Section 4.04.

9. DENOMINATIONS, TRANSFER, EXCHANGE

     The Securities are in registered form, without coupons, in denominations of $1,000 Principal Amount at Maturity and integral multiples of $1,000 Principal Amount at Maturity. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10. PERSONS DEEMED OWNERS

     The Holder of a Security may be treated as the owner of it for all purposes.

11. UNCLAIMED MONEY

     The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of the applicable principal amount or interest that remains unclaimed for two years after a right to such money has matured (which maturity shall occur, for the avoidance of doubt, on the Final Maturity Date, the Redemption Date (with respect to any Securities redeemed pursuant to Section 3.01 of the Indenture), the Purchase Date (with respect to any Securities purchased pursuant to Section 3.08 of the Indenture) or the Fundamental Change Purchase Date (with respect to any Securities purchased pursuant to Section 3.09 of the Indenture); provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money or publish in a newspaper of general circulation in the City of New York notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12. AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency in a manner that does not adversely affect the rights of any Holder.

13. SUCCESSOR ENTITY

     When a successor entity assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor entity (except in certain circumstances specified in the Indenture) shall be released from those obligations.

14. DEFAULTS AND REMEDIES

     Under the Indenture, an Event of Default includes: (i) failure by the Company to pay the applicable principal amount of any Security when due, whether on the Final Maturity Date, Redemption Date, Purchase Date, Fundamental Change Purchase Date or otherwise; (ii) failure by the Company to pay an installment of interest (including Additional Interest, if any) on any Security when due if the failure continues for a period of 30 days after the date when due; (iii) failure by the Company to satisfy the Conversion Obligation following the exercise by the Holder of the right to convert such Security; (iv) failure by the Company to timely provide a Purchase Notice or a Fundamental Change Purchase Notice pursuant to and in accordance with Section 3.08 or Section 3.09 of the Indenture, as applicable, or the notice required under Section 4.13(a) of the Indenture regarding the adjustment of the Conversion Rate upon the occurrence of a Make-Whole Fundamental Change; (v) failure by the Company to comply with any other term, covenant or agreement contained in the Securities (other than those referred to in (i) through (iv) above) or the Indenture, if the failure is not cured within 90 days after receipt by the Company of a Notice of Default; (vi) except as provided for by the terms of the Guarantee, the Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under the Guarantee; (vii) default by the Company or any of its Subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of, or interest on, indebtedness for money borrowed in the aggregate principal amount then outstanding of $35,000,000 or more, or acceleration of the Company’s or any of its Subsidiaries’ indebtedness for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after receipt by the Company of a Notice of Default; (viii) failure by the Company or any of its Subsidiaries within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000 or any judgments or orders for the payment of money, the total amount of which for the Company or any of its subsidiaries exceeds $35,000,000, which are not stayed on appeal; and (ix) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. Subject to Section 7.02(b) of the Indenture, if an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities then outstanding may declare all unpaid Accreted Principal Amount to the date of acceleration on the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid Accreted Principal Amount of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of the applicable principal amount or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

15. TRUSTEE DEALINGS WITH THE COMPANY

     The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

16. NO RECOURSE AGAINST OTHERS

     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

17. AUTHENTICATION

     This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

18. ABBREVIATIONS AND DEFINITIONS

     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

     All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

19. INDENTURE TO CONTROL; GOVERNING LAW

     In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Meritor, Inc., 2135 West Maple Road, Troy, Michigan 48048, Attention: General Counsel.

ASSIGNMENT FORM

     To assign this Security, fill in the form below:

     I or we assign and transfer this

Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:
Date:

(Sign exactly as your name appears on the
other side of this Security)

*Signature guaranteed by:

By:

____________________

     *The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

     To convert this Security, check the box: ☐

     To convert only part of this Security, state the Principal Amount at Maturity to be converted (must be $1,000 Principal Amount at Maturity or an integral multiple of $1,000 Principal Amount at Maturity): $[   ].

     If you want the Cash paid to another person or the stock certificate, if any, made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:

(Sign exactly as your name appears on the
other side of this Security)
*Signature guaranteed by:

By:

____________________

     *The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF SECURITIES3

     The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

Principal Amount
at Maturity of this
	Amount of decrease	Amount of Increase	Global	Signature or
	in Principal Amount	in Principal Amount	Security following	authorized
	at Maturity of this	at Maturity of this	such decrease	signatory of
Date of Exchange	Global Security	Global Security	or increase	Trustee

____________________

     3 The schedule should be included only if the Security is a Global Security.

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:	Meritor, Inc.
2135 West Maple Road
Troy, Michigan 48048
Attention: General Counsel

     The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Meritor, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 3.09 of the Indenture referred to in this Security (1) the entire Principal Amount at Maturity of this Security, or the portion thereof (that is $1,000 Principal Amount at Maturity or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

     In the case of Certificated Securities, the certificate numbers of the Securities to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal Amount at Maturity to be repaid (if less than all): $_____,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

FORM OF PURCHASE NOTICE

To:	Meritor, Inc.
2135 West Maple Road
Troy, Michigan 48048
Attention: General Counsel

     The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Meritor, Inc. (the “Company”) regarding the right of Holders to elect to require the Company to purchase the entire Principal Amount at Maturity of this Security, or the portion thereof (that is $1,000 Principal Amount at Maturity or an integral multiple thereof) below designated, in accordance with the applicable provisions of the Indenture referred to in this Security, at the Purchase Price to the registered Holder hereof.

     In the case of certificated Securities, the certificate numbers of the Securities to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal Amount at Maturity to be repaid (if less than all): $_____,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
TRANSFER OF TRANSFER RESTRICTED SECURITIES4

Re:       7.875% Convertible Senior Notes due 2026 (the “Securities”) of Meritor, Inc.

     This certificate relates to $[ ] Principal Amount at Maturity of Securities owned in (check applicable box)

     ☐ book-entry or ☐ definitive form by (the “Transferor”).

     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

     In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture dated as of December 4, 2012 between Meritor, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

     Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

     ☐ Such Security is being acquired for the Transferor’s own account, without transfer.

     ☐ Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

     ☐ Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer,” in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

     ☐ Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.
____________________

     4 This certificate should only be included if this Security is a Transfer Restricted Security.

B-1

     ☐ Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

     The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a global Security which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A).

Date:
(Insert Name of Transferor)

B-2

EXHIBIT C

[FORM OF SUBSIDIARY GUARANTY]

     THIS SUBSIDIARY GUARANTY (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of December 4, 2012, by each of the undersigned (the “Initial Guarantors”, and together with any additional subsidiaries which become parties to this Guaranty by executing a Supplement hereto in the form attached hereto as Annex I, the “Subsidiary Guarantors”), in favor of The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), under the Indenture (as defined below), for the benefit of the Holders (as defined in the Indenture) of Securities (as defined below). Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Indenture.

WITNESSETH:

     WHEREAS, Meritor, Inc., an Indiana corporation (the “Company”), has entered into that certain Amended and Restated Credit Agreement, dated as of April 23, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, ArvinMeritor Finance Ireland, a private unlimited liability company organized under the laws of Ireland (the “Subsidiary Borrower” and, together with the Company, the “Borrowers”), the institutions from time to time parties thereto as lenders (the “Credit Agreement Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Citicorp North America, Inc., as Syndication Agent, and The Royal Bank of Scotland plc and UBS Securities LLC, as Documentation Agents, which Credit Agreement provides, subject to the terms and conditions of the Credit Agreement, for extensions of credit and other financial accommodations by the Credit Agreement Lenders to the Borrowers; and

     WHEREAS, at the request of the Company, each of the Initial Guarantors executed and delivered a Guaranty (the “Credit Agreement Guaranty”), whereby each of the Initial Guarantors, without limitation and with full recourse, guaranteed the payment when due of the “Secured Obligations” (as such term is defined in the Credit Agreement);

     WHEREAS, on the date hereof, the Company is issuing $250,000,000 aggregate Principal Amount at Maturity of its 7.875% Convertible Senior Notes due 2026 (the “Securities”) under the Indenture dated as of December 4, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”); and

     WHEREAS, the Company desires that the Initial Guarantors provide a guaranty on the same terms as the Credit Agreement Guaranty for the benefit of the Holders of Securities;

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Representations and Warranties. Each of the Subsidiary Guarantors represents and warrants to each Holder of Securities:

     (a) It is a corporation, partnership, limited liability company or other organization duly incorporated or organized, validly existing and in good standing (in jurisdictions where applicable) under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted and where the failure to be in good standing or authorized to conduct business would have a material adverse effect on (i) the business, financial condition, operations, performance or properties of the Company and its subsidiaries taken as a whole, (ii) the ability of the Company to pay its obligations under the Indenture and the Securities, or (iii) the validity or enforceability of the Indenture or the Securities or the rights or remedies of the Trustee or the Holders of Securities thereunder (hereinafter, a “Material Adverse Effect”).

     (b) It has the corporate or other power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate, partnership or limited liability company proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

     (c) Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Subsidiary Guarantor or such Subsidiary Guarantor’s articles of incorporation or by-laws or comparable constitutive documents or the provisions of any indenture, instrument or agreement to which such Subsidiary Guarantor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien (other than any lien permitted by the Indenture) in, of or on the property of such Subsidiary Guarantor pursuant to the terms of any such indenture, instrument or agreement, except for any such violation, conflict or default as would not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental authority, or any other third party, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty, except for those which have been obtained.

     Section 2. The Guaranty. Each of the Subsidiary Guarantors hereby unconditionally guarantees, jointly and severally with the other Subsidiary Guarantors, (i) the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of the Principal Amount at Maturity or Accreted Principal Amount, as applicable, of and interest, if any (including Additional Interest, if any), on the Securities in accordance with the terms of the Securities and of the Indenture, as applicable, and (ii) the punctual and faithful performance, keeping, observance, and fulfillment by the Company of all of the agreements, conditions, covenants, and obligations of the Company contained in the Indenture (all of the foregoing being referred to collectively as the “Guaranteed Obligations”). Upon failure by the Company to pay punctually any such amount or perform such obligation, each of the Subsidiary Guarantors agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the Indenture or the Securities, as the case may be. Each of the Subsidiary Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

     Section 3. Guaranty Unconditional. The obligations of each Subsidiary Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (a) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

     (b) any modification or amendment of or supplement to the Indenture or the Securities, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;

     (c) any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Company, such Subsidiary Guarantor or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, such Subsidiary Guarantor or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Company, such Subsidiary Guarantor or any other guarantor of any of the Guaranteed Obligations;

     (d) the existence of any claim, setoff or other rights which the Subsidiary Guarantors may have at any time against the Company, any other guarantor of any of the Guaranteed Obligations, the Trustee, any Holder of Securities or any other Person, whether in connection herewith or in connection with any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the collateral, if any, securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Company, such Subsidiary Guarantor or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Indenture, the Securities or any provision of applicable law or regulation purporting to prohibit the payment of any of the Guaranteed Obligations by the Company, such Subsidiary Guarantor or any other guarantor of the Guaranteed Obligations;

     (f) the failure of the Trustee to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

     (g) the election by, or on behalf of, any one or more of the Holders of Securities, in any proceeding instituted under Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

     (h) any borrowing or grant of a security interest by the Company, such Subsidiary Guarantor or any other guarantor of the Guaranteed Obligations as debtor-in-possession, under Section 364 of the Bankruptcy Code;

     (i) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Holders of Securities or the Trustee for repayment of all or any part of the Guaranteed Obligations;

     (j) the failure of any other Subsidiary Guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof;

     (k) any other act or omission to act or delay of any kind by the Company, such Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations, the Trustee, any Holder of Securities or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of any Subsidiary Guarantor’s obligations hereunder; or

     (l) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations.

     Section 4. Discharge; Reinstatement In Certain Circumstances. Each Subsidiary Guarantor’s obligations hereunder shall remain in full force and effect until the earlier to occur of (i) the date when all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash or satisfied in full, as the case may be, or (ii) the date on which such Subsidiary Guarantor is released from liability under the Credit Agreement Guaranty (herein, the “Termination Conditions”). Until one of the Termination Conditions is satisfied, all of the rights and remedies under this Guaranty shall survive. If at any time while this Guaranty is in effect any payment of the Principal Amount at Maturity or Accreted Principal Amount, as applicable, of and interest, if any (including Additional Interest, if any), on any Securities or any other amount payable or deliverable by the Company or any other party under the Indenture or any Securities are rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Subsidiary Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     Section 5. General Waivers; Additional Waivers.

     (a) General Waivers. Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company, such Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other Person.

     (b) Additional Waivers. Notwithstanding anything herein to the contrary, each of the Subsidiary Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives:

     (i) any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

     (ii) (A) notice of acceptance hereof; (B) notice of the amount of the Guaranteed Obligations, subject, however, to each Subsidiary Guarantor’s right to make inquiry of the Trustee to ascertain the amount of the Guaranteed Obligations at any reasonable time; (C) notice of any adverse change in the financial condition of the Company or of any other fact that might increase such Subsidiary Guarantor’s risk hereunder; (D) notice of presentment for payment, demand, protest, and notice thereof as to any Securities; (E) notice of any Event of Default; and (F) all other notices (except if such notice is specifically required to be given to such Subsidiary Guarantor hereunder) and demands to which each Subsidiary Guarantor might otherwise be entitled;

     (iii) its right, if any, to require the Trustee and the Holders of Securities to institute suit against, or to exhaust any rights and remedies which the Trustee and the Holders of Securities now have or may hereafter have against, any other guarantor of the Guaranteed Obligations or any third party, or against any collateral provided by such other guarantors or any third party; and each Subsidiary Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of any other guarantor of the Guaranteed Obligations or by reason of the cessation from any cause whatsoever of the liability of any other guarantor of the Guaranteed Obligations in respect thereof;

     (iv) (A) any rights to assert against the Trustee and the Holders of Securities any defense (legal or equitable), set-off, counterclaim, or claim which such Subsidiary Guarantor may now or at any time hereafter have against any other guarantor of the Guaranteed Obligations or any third party liable to the Trustee and the Holders of Securities; (B) any defense, set-off, counterclaim or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the Guaranteed Obligations or any security therefor; (C) any defense such Subsidiary Guarantor has to performance hereunder, and any right such Subsidiary Guarantor has to be exonerated, arising by reason of: (1) the impairment or suspension of the Trustee’s and the Holders’ of Securities rights or remedies against any other guarantor of the Guaranteed Obligations; (2) the alteration by the Trustee and the Holders of Securities of the Guaranteed Obligations; (3) any discharge of the obligations of any other guarantor of the Guaranteed Obligations to the Trustee and the Holders of Securities by operation of law as a result of the Trustee’s and the Holders’ of Securities intervention or omission; or (4) the acceptance by the Trustee and the Holders of Securities of anything in partial satisfaction of the Guaranteed Obligations; and (D) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Subsidiary Guarantor’s liability hereunder; and

     (v) any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Trustee and the Holders of Securities; or (b) any election by the Trustee and the Holders of Securities under Section 1111(b) of the Bankruptcy Code to limit the amount of, or any collateral securing, its claim against the Subsidiary Guarantors.

     Section 6. Subrogation; Subordination of Intercompany Indebtedness.

     (a) Subrogation. Until one of the Termination Conditions is satisfied, each Subsidiary Guarantor, (i) shall have no right of subrogation with respect to the Guaranteed Obligations and (ii) waives any right to enforce any remedy which the Holders of Securities or the Trustee now have or may hereafter have against the Company, any endorser or any other guarantor of all or any part of the Guaranteed Obligations or any other Person, and each Subsidiary Guarantor waives any benefit of, and any right to participate in, any security or collateral that may from time to time be given to the Holders of Securities and the Trustee to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Company to the Holders of Securities. Should any Subsidiary Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights prior to complete satisfaction of one of the Termination Conditions, each Subsidiary Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set-off that such Subsidiary Guarantor may have prior to satisfaction of one of the Termination Conditions, and (B) waives any and all defenses available to a surety, Subsidiary Guarantor or accommodation co-obligor until one of the Termination Conditions is satisfied. Each Subsidiary Guarantor acknowledges and agrees that this subordination is intended to benefit the Trustee and the Holders of Securities and shall not limit or otherwise affect such Subsidiary Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Trustee, the Holders of Securities and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 6(a).

     (b) Subordination of Intercompany Indebtedness. Each Subsidiary Guarantor agrees that until one of the Termination Conditions is satisfied, all claims of such Subsidiary Guarantor against the Company, any other Subsidiary Guarantor or any other guarantor of all or any part of the Guaranteed Obligations (each as used in this Section 6(b), an “Obligor”), or against any of its properties, including, without limitation, claims arising from liens or security interests upon property with respect to any such claim owing to such Subsidiary Guarantor (“Intercompany Indebtedness”) held by such Subsidiary Guarantor, shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided, that, and not in contravention of the foregoing, so long as no Event of Default has occurred and is continuing such Subsidiary Guarantor may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from the related Obligor. Should any payment, distribution, security or instrument or proceeds thereof be received by such Subsidiary Guarantor upon or with respect to the Intercompany Indebtedness in contravention of this Section 6(b), prior to satisfaction of one of the Termination Conditions, such Subsidiary Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Securities and shall forthwith deliver the same to the Trustee, for the benefit of the Holders of Securities, in precisely the form received (except for the endorsement or assignment of such Subsidiary Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Subsidiary Guarantor as the property of the Holders of Securities. If any Subsidiary Guarantor fails to make any such endorsement or assignment to the Trustee, the Trustee or any of its officers or employees are irrevocably authorized to make the same. Each Subsidiary Guarantor agrees that until one of the Termination Conditions is satisfied, no Subsidiary Guarantor will assign or transfer to any Person any Intercompany Indebtedness.

     Section 7. Contribution with Respect to Guaranteed Obligations.

     (a) To the extent that any Subsidiary Guarantor shall make a payment under this Guaranty (a “Subsidiary Guarantor Payment”) which, taking into account all other Subsidiary Guarantor Payments then previously or concurrently made by any other Subsidiary Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Subsidiary Guarantor if each Subsidiary Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Subsidiary Guarantor Payment in the same proportion as such Subsidiary Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Subsidiary Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Subsidiary Guarantors as determined immediately prior to the making of such Subsidiary Guarantor Payment, then, following the satisfaction of one of the Termination Conditions, such Subsidiary Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Subsidiary Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Subsidiary Guarantor Payment.

     (b) As of any date of determination, the “Allocable Amount” of any Subsidiary Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Subsidiary Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

     (c) This Section 7 is intended only to define the relative rights of the Subsidiary Guarantors, and nothing set forth in this Section 7 is intended to or shall impair the obligations of the Subsidiary Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

     (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Subsidiary Guarantor or Subsidiary Guarantors to which such contribution and indemnification is owing.

     (e) The rights of the indemnifying Subsidiary Guarantors against other Subsidiary Guarantors under this Section 7 shall be exercisable upon the satisfaction of one of the Termination Conditions.

     Section 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under any of the Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Company at any time while this Guaranty is in effect, all such amounts otherwise subject to acceleration under the terms of the Indenture or the Securities shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Trustee.

     Section 9. Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in the Indenture, with respect to the Trustee at its notice address specified in Section 12.02 of the Indenture, and with respect to any Subsidiary Guarantor at the address set forth below or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Trustee in accordance with the provisions of such Section of the Indenture.

Notice Address for Subsidiary Guarantors:

c/o Meritor, Inc.

2135 West Maple Road
Troy, Michigan 48084-7186
Attention: Treasurer
Telephone No.: 248-435-1588
Facsimile No.: 248-435-1393

     Section 10. No Waivers. No failure or delay by the Trustee or any Holder of Securities in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Indenture and the Securities shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 11. Successors and Assigns. This Guaranty is for the benefit of the Trustee and the Holders of Securities and their respective successors and permitted assigns. In the event of an assignment of any amounts payable under the Indenture or the Securities in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Subsidiary Guarantors and their respective successors and assigns; provided, that no Subsidiary Guarantor shall have any right to assign its rights or obligations hereunder without the consent of all of the Holders of Securities, and any such assignment in violation of this Section 11 shall be null and void.

     Section 12. Changes in Writing. Other than in connection with the addition of an additional Subsidiary Guarantor, which shall become a party hereto by executing a Supplement hereto in the form attached as Annex I, or in connection with the addition under this Guaranty, at the Company’s election, of new securities issued by the Company under the Indenture, any of its other existing indentures or such other indentures as the Company may enter into from time to time, which addition shall not require the consent of the Holders of Securities, this Guaranty and any provision hereof may be changed, waived, discharged or terminated only in a writing signed by each of the Subsidiary Guarantors and the Trustee with the consent of the Holders of Securities of not less than a majority of the aggregate Principal Amount at Maturity of the Securities then outstanding as determined under Section 2.08 of the Indenture (or each Holder of Securities affected thereby if required pursuant to the terms of Section 10.02 of the Indenture).

     Section 13. GOVERNING LAW. ANY DISPUTE BETWEEN ANY SUBSIDIARY GUARANTOR AND THE TRUSTEE OR ANY HOLDER OF SECURITIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG SUCH SUBSIDIARY GUARANTOR, THE TRUSTEE AND THE HOLDERS OF SECURITIES IN CONNECTION WITH THIS GUARANTY, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE GOVERNING LAWS SPECIFIED IN SECTION 12.08 OF THE INDENTURE.

     Section 14. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

     Section 15. Expenses of Enforcement, Etc. The Subsidiary Guarantors agree to reimburse the Trustee and the Holders of Securities for any reasonable costs and out-of-pocket expenses (including reasonable attorneys’ and paralegals’ fees and time charges of outside counsel and paralegals for the Trustee and the Holders of Securities), paid or incurred by the Trustee or any Holder of Securities in connection with the collection and enforcement of this Guaranty.

     Section 16. Setoff. At any time after the occurrence and during the continuance of an Event of Default, each Holder of Securities and the Trustee may, without notice to any Subsidiary Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations then due and payable (by acceleration or otherwise) (i) any indebtedness due or to become due from such Holder of Securities or the Trustee to any Subsidiary Guarantor, and (ii) any moneys, credits or other property belonging to any Subsidiary Guarantor, at any time held by or coming into the possession of such Holder of Securities or the Trustee.

     Section 17. Financial Information. Each Subsidiary Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Company, the other Subsidiary Guarantors and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Subsidiary Guarantor hereby agrees that none of the Holders of Securities or the Trustee shall have any duty to advise such Subsidiary Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Holder of Securities or the Trustee, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Subsidiary Guarantor, such Holder of Securities or the Trustee shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Holder of Securities or the Trustee, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential, (iii) to make any other or future disclosures of such information or any other information to such Subsidiary Guarantor or (iv) to provide any such information to any other Subsidiary Guarantor.

     Section 18. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     Section 19. Merger. This Guaranty represents the final agreement of each of the Subsidiary Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Subsidiary Guarantor and any Holder of Securities or the Trustee.

     Section 20. Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

     Section 21. Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Guaranty by signing any such counterpart.

     Section 22. Swedish Guarantors.

     (a) Swedish Companies Act. In respect of any Subsidiary Guarantors organized under the laws of Sweden (the “Swedish Guarantors”), the obligations of such Subsidiary Guarantors under this Guaranty shall be limited if (and only if) required by an application of the provisions of the Swedish Companies Act (Sw: aktiebolagslagen) (2005:551) in force from time to time regulating the purpose of a company’s business, prohibited loans and guarantees and distribution of assets (including profits/dividends) (assuming that all steps open to such Subsidiary Guarantors and all its shareholders to authorise its obligations under this Guaranty have been taken) and it is understood that the liability of such Subsidiary Guarantors under this Guaranty only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act.

     (b) Limitations. In respect of any Swedish Guarantor, this Guaranty shall not apply to Guaranteed Obligations of ArvinMeritor Holdings Mexico, LLC.

     Section 23. Luxembourg Guarantors.

     (a) Notwithstanding any other provisions of this Guaranty, any other guaranty entered into in connection with the Credit Agreement or as a result of the Credit Agreement, the Indenture or the Securities, in relation to each Subsidiary Guarantor organized under the laws of Luxembourg (the “Luxembourg Guarantor”) the maximum amount payable by that Luxembourg Guarantor under this Guaranty, any other guaranty entered into in connection with the Credit Agreement or as a result of the Credit Agreement, the Indenture or the Securities shall at no time exceed the Maximum Amount (as defined below) of that Luxembourg Guarantor.

     (b) The “Maximum Amount” of any Luxembourg Guarantor means the aggregate of:

     (i) the outstanding intercompany loans (including without limitation by way of promissory notes) made directly or indirectly to that Luxembourg Guarantor which have been funded with moneys received by the Borrowers through the issuance of the Securities; and

     (ii) an amount equal to 85% of the greater of (A) that Luxembourg Guarantor’s Fair Value (as defined below) on the date on which a demand is first made on that Luxembourg Guarantor under this Guaranty after the deduction of any amount payable or paid in accordance with paragraph (i) above and (B) that Luxembourg Guarantor’s Fair Value (as defined below) at the date of this Guaranty after the deduction of the amount payable or paid in accordance with paragraph (i) above.

A Luxembourg Guarantor’s “Fair Value” means the market value of the assets of that Luxembourg Guarantor as reasonably determined by the Trustee as at a specific date less all existing liabilities (including tax liabilities) incurred from time to time by that Luxembourg Guarantor and as reflected from time to time in the books of that Luxembourg Guarantor.

     (c) The obligations and liabilities of any Luxembourg Guarantor under this Guaranty shall not include any obligation which, if incurred, would constitute either (a) a misuse of corporate assets as defined under Article 171-1 of the Luxembourg Company Act of August 10, 1915, as amended from time to time, (the “Luxembourg Company Act”) or (b) financial assistance.

     (d) No Luxembourg Guarantor shall at any time have any liability under this Guaranty to the extent that, if it were so liable, it would contravene any mandatory provision of Luxembourg law.

     IN WITNESS WHEREOF, the Initial Guarantors have caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

ARVIN INTERNATIONAL HOLDINGS, LLC
ARVIN REPLACEMENT PRODUCTS FINANCE, LLC
ARVIN TECHNOLOGIES, INC.
ARVINMERITOR ASSEMBLY, LLC
ARVINMERITOR BRAKE HOLDINGS, LLC
ARVINMERITOR FILTERS HOLDING CO., LLC
ARVINMERITOR FILTERS OPERATING CO., LLC
ARVINMERITOR HOLDINGS, LLC
ARVINMERITOR HOLDINGS MEXICO, LLC
ARVINMERITOR, INC.
ARVINMERITOR INVESTMENTS, LLC
ARVINMERITOR OE, LLC
ARVINMERITOR TECHNOLOGY, LLC
AVM, INC.
EUCLID INDUSTRIES, LLC
GABRIEL EUROPE, INC.
MAREMONT CORPORATION
MAREMONT EXHAUST PRODUCTS, INC.
MERITOR AFTERMARKET USA, LLC
MERITOR HEAVY VEHICLE BRAKING SYSTEMS (U.S.A.), LLC
MERITOR HEAVY VEHICLE SYSTEMS, LLC
MERITOR HEAVY VEHICLE SYSTEMS (SINGAPORE) PTE., LTD.
MERITOR HEAVY VEHICLE SYSTEMS (VENEZUELA), INC.
MERITOR, INC., a Nevada corporation
MERITOR MANAGEMENT CORP.
MERITOR TECHNOLOGY, LLC
MERITOR TRANSMISSION CORPORATION

By:
Name:
Title:

Signature Page to Subsidiary Guaranty

ARVIN EUROPEAN HOLDINGS (UK) LIMITED

By:
Name:
Title:

ARVIN HOLDINGS NETHERLANDS B.V.

By:
Name:
Title:

MERITOR NETHERLANDS B.V.

By:
Name:
Title:

ARVINMERITOR LIMITED

By:
Name:
Title:

ARVINMERITOR SWEDEN AB

By:
Name:
Title:

MERITOR HOLDINGS NETHERLANDS B.V.

By:
Name:
Title:

Signature Page to Subsidiary Guaranty

MERITOR LUXEMBOURG S.A.R.L.

By:
Name:
Title:

Signature Page to Subsidiary Guaranty

     IN WITNESS whereof the Initial Guarantor has executed this Guaranty as a deed the day and year first above written.

EXECUTED AS A DEED by	)
ARVIN CAYMAN ISLANDS, LTD.	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:
)

in the presence of:

Signature of Witness

Name:

Address:

Occupation:

(Note: These details are to be completed in the witness’s own hand writing.)

Signature Page to Subsidiary Guaranty

     IN WITNESS whereof the Initial Guarantor has executed this Guaranty as a deed the day and year first above written.

EXECUTED AS A DEED by	)
MERITOR CAYMAN ISLANDS, LTD.	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:
)

in the presence of:

Signature of Witness

Name:

Address:

Occupation:

(Note: These details are to be completed in the witness’s own hand writing.)

Signature Page to Subsidiary Guaranty

ANNEX I TO SUBSIDIARY GUARANTY

     Reference is hereby made to the Subsidiary Guaranty (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of December 4, 2012, made by certain subsidiaries of Meritor, Inc., an Indiana corporation (each an “Initial Guarantor”, and together with any additional subsidiaries that become parties to this Guaranty by executing a Supplement thereto in the form attached thereto as Annex I, the “Subsidiary Guarantors”), in favor of The Bank of New York Mellon Trust Company, N.A., as Trustee, under the Indenture (as defined in the Guaranty) for the benefit of the Holders of Securities. Each capitalized term used herein and not defined herein shall have the meaning given to it in the Guaranty.

     By its execution below, the undersigned, [NAME OF NEW SUBSIDIARY GUARANTOR], a [corporation] [partnership] [limited liability company], agrees to become, and does hereby become, a Subsidiary Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto.

     IN WITNESS WHEREOF, [NAME OF NEW SUBSIDIARY GUARANTOR], a [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Guaranty as of this __________ day of _________, 20__.

[NAME OF NEW SUBSIDIARY GUARANTOR]

By:
Name:
Title: